UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LSI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of Annual Meeting of Stockholders

LSI Corporation will hold its Annual Meeting of Stockholders on Thursday, May 9, 2013, at 9:00 a.m., local time, at the company’s new headquarters located at 1320 Ridder Park Drive, San Jose, California 95131. We are holding the meeting for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditors for 2013.

3.	To hold an advisory vote to approve our executive compensation.

4.	To approve our amended 2003 Equity Incentive Plan.

5.	To approve our amended Employee Stock Purchase Plan.

6.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Holders of record of LSI common stock at the close of business on March 11, 2013, are entitled to notice of and to vote at the meeting.

We are taking advantage of Securities and Exchange Commission rules that allow us to make our proxy statement and related materials available on the Internet. As a result, you may have received a “Notice of Internet Availability of Proxy Materials” instead of a paper proxy statement and financial statements. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our annual meeting on the environment. We hope that you will view our annual meeting materials over the Internet if possible and convenient for you. If you would prefer to receive paper copies of our proxy materials, you can find information about how to request them in the notice you received.

Most stockholders can vote over the Internet or by telephone. You also can vote your shares by completing and returning a proxy card. If Internet and telephone voting are available to you, you can find voting instructions in the materials sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

JEAN F. RANKIN

Executive Vice President, General

Counsel and Secretary

March 28, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2013:

This proxy statement, our 2012 annual report on Form 10-K and a letter to stockholders from our Chief Executive Officer are available at www.lsiproxy.com.

1320 Ridder Park Drive

San Jose, CA 95131

PROXY STATEMENT

We are providing these proxy materials to our stockholders in connection with the solicitation of proxies by the Board of Directors of LSI Corporation to be voted at the Annual Meeting of Stockholders, to be held on Thursday, May 9, 2013, and at any meeting following postponement or adjournment of the annual meeting.

Attending the Meeting

We invite you to attend the annual meeting, which will begin at 9:00 a.m., local time. The meeting will be held at our headquarters located at 1320 Ridder Park Drive, San Jose, California 95131. Stockholders will be admitted beginning at 8:30 a.m. You will need an admission ticket and photo identification to enter the meeting.

If you are a stockholder of record, that is, you hold your shares in an account with our transfer agent, Computershare, or you have an LSI stock certificate, and received information about our annual meeting in the mail, you will find an admission ticket in the materials sent to you. If you are a stockholder of record, received an e-mail describing how to view our proxy materials over the Internet and want to attend the meeting in person, write to us at LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or call us at 1-800-372-2447, to obtain an admission ticket.

If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, and you plan to attend the meeting in person, you can obtain an admission ticket in advance by writing to us at LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, and including proof that you are an LSI stockholder, such as a recent account statement.

We also will be providing a “listen only” webcast of the annual meeting. You can access the webcast at http://www.lsi.com/webcast. Information on our websites, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials.

We are first distributing this proxy statement, the proxy card and voting instructions on or about March 28, 2013.

Notice of Internet Availability of Proxy Materials

Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to most stockholders this year. That notice provided instructions on how to view our proxy materials over the Internet, how to vote and how to request a paper copy of our proxy materials. We refer to that notice as the “Notice of Availability.” This method of providing proxy materials is permitted under rules adopted by the Securities and Exchange Commission. We hope that following this procedure will allow us to save money on the printing and mailing of our proxy materials and to reduce the impact that our annual meeting has on the environment.

Who Can Vote

You are entitled to vote at the annual meeting all shares of our common stock that you held as of the close of business on March 11, 2013, which is the record date for the meeting. Each share is entitled to one vote on each matter properly brought before the meeting. For the election of directors, you may “cumulate” your votes. You can find information about this procedure under “Other Voting Issues — Required Vote.”

On the record date, 549,937,286 shares of common stock were outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 1320 Ridder Park Drive, San Jose, CA 95131, between the hours of 9 a.m. and 4 p.m., local time.

How to Vote

Most stockholders can vote over the Internet or by telephone. You also can vote your shares by completing and returning a proxy card or, if you hold shares in “street name,” a voting instruction form. If Internet and telephone voting are available to you, you can find voting instructions in the Notice of Availability or in the materials sent to you. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on May 8, 2013. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You can revoke your proxy (including any Internet or telephone vote) at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

How you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in “street name” though, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by your properly completed proxy received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends.

Under rules of the New York Stock Exchange that apply to member brokers, if you hold your shares at a member broker and do not give your broker voting instructions, your broker will not be allowed to vote your shares in the election of directors, in the advisory vote to approve our executive compensation, on the proposal to approve our amended 2003 Equity Incentive Plan or on the proposal to approve our amended Employee Stock Purchase Plan, but will be allowed to vote on the ratification of the Audit Committee’s selection of our independent auditors.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, we did not know of any matters to be presented at the annual meeting other than those described in this proxy statement.

Other Voting Issues

Quorum.    In order to conduct business at the meeting, we must have the presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date.

Required Vote.

•

Election of Directors. In order for a nominee to be elected as a director, the nominee must receive more “For” votes than “Against” votes. In the election of directors, you may cumulate your votes and give one candidate a number of votes equal to the number of directors to be elected (nine) multiplied by the number of votes to which your shares are entitled, or you may distribute your votes on the same principle among as many candidates as you choose. You cannot, however, cast votes (whether “For” or “Against”) for more than nine candidates. In order to cumulate votes, you must give us notice prior to the voting of your intention to do so.

•

Ratification of auditor selection. The affirmative vote of the holders of a majority of the shares represented at the meeting is required to ratify the Audit Committee’s selection of our independent auditors for 2013.

•

Advisory vote to approve executive compensation. In order for our executive compensation to be approved, the proposal must receive more “For” votes than “Against” votes. The executive compensation proposal is an advisory vote, which means that it is not binding on the company, although the Board and the Compensation Committee intend to consider the results of the vote in setting future policies. The Board and the Compensation Committee may also consider other factors, such as the percentage of our outstanding shares that were voted on the proposal and the percentage of our outstanding shares that were voted in favor and against the proposal.

•

Approval of amended 2003 Equity Incentive Plan. The affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting is required to approve our amended 2003 Equity Incentive Plan.

•

Approval of amended Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting is required to approve our amended Employee Stock Purchase Plan.

Effect of Abstentions and Broker Non-Votes.    You may vote to “abstain” on any of the matters to be voted on at the meeting. In the election of directors and the proposal to approve our executive compensation, an abstention will have no effect on the outcome. If you vote to “abstain” on the proposal to ratify the Audit Committee’s selection of our independent auditors, the proposal to approve our amended 2003 Equity Incentive Plan or the proposal to approve our amended Employee Stock Purchase Plan, it will have the effect of a vote against that proposal. If you vote to “abstain” on any proposal, your shares will be counted as present at the meeting for purposes of determining whether we can conduct business. Broker non-votes, if any, will count toward the quorum requirement but will not count as votes cast on any proposal.

Cost of Proxy Distribution and Solicitation

LSI will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the company, who will receive no additional compensation for soliciting proxies.

We have engaged The Proxy Advisory Group, LLC to assist us in the solicitation of proxies, for a fee of $12,500 plus expenses. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in distributing proxy materials to beneficial owners of our stock.

Ways to Reduce the Number of Copies of Our Proxy Materials You Receive

In addition to sending Notices of Availability rather than full sets of paper proxy materials, we use another practice approved by the Securities and Exchange Commission called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our Notice of Availability or proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you would like to receive a separate copy of this year’s Notice of Availability or proxy materials, please call 1-800-579-1639, or write to us at: LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center.

If you share an address with another LSI stockholder and would like to start or stop householding for your account, you can call 1-800-542-1061 or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record, if any, and your account number(s). If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, LSI will send you separate copies of documents mailed at least 30 days after receipt of your revocation.

Most stockholders also can elect to view future proxy statements and annual reports over the Internet either by voting at http://www.proxyvote.com or by visiting http://www.icsdelivery.com/lsi. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. Your election will remain in effect until you revoke it. Please be aware that if you choose to access those materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Allowing us to household annual meeting materials or electing to view them over the Internet will help us save on the cost of printing and distributing those materials and reduce the impact of our annual meeting on the environment.

CORPORATE GOVERNANCE

Board Structure and Composition

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed about our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The following nine individuals are currently members of the Board:

•	Charles A. Haggerty

•	Richard S. Hill

•	John H.F. Miner

•	Arun Netravali

•	Charles C. Pope

•	Gregorio Reyes

•	Michael G. Strachan

•	Abhijit Y. Talwalkar

•	Susan Whitney

Mr. Reyes, who is not an employee of the company, is the Chairman of the Board. In addition to chairing Board meetings, he approves agendas for Board meetings and attends meetings of the standing committees of the Board. At those meetings, he provides advice and participates in discussions, even though he is not a formal member of the committees. We currently believe that having an independent director serve as Chairman enables the Board to have an agenda and meeting discussions that contain an appropriate balance of issues raised by management and by the non-management directors.

The Board has three standing committees:

•	The Audit Committee, the members of which are: Messrs. Strachan (Chair), Haggerty and Pope.

•	The Compensation Committee, the members of which are: Messrs. Miner (Chair), Hill and Netravali and Ms. Whitney.

•	The Nominating and Corporate Governance Committee, the members of which are: Ms. Whitney (Chair) and Messrs. Hill, Miner and Netravali.

In 2012, the Board held eight meetings. All members of the Board in 2012 attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served. At least quarterly, the non-management directors met in executive session without members of management. These sessions are presided over by our Chairman. To communicate directly with Mr. Reyes or any of the other non-management directors, follow the instructions described below under “Communications with Directors.”

The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and functioning of the Board and those committees. The Board has also adopted a code of conduct that applies to all of our employees, officers and directors, as well as a separate code of conduct that applies only to our Chief Executive Officer and

Chief Financial Officer. You can find links to these documents on our website at: http://www.lsi.com/governance. You also can obtain this information in print by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA, 18109, Attention: Response Center, or by calling 1-800-372-2447.

Although we do not have a policy addressing attendance by directors at annual meetings of stockholders, we customarily schedule a Board meeting on the same day as the annual meeting to encourage and facilitate director attendance at the annual meeting. All nine directors attended the 2012 annual meeting.

Director Independence

In late 2012, we moved the listing of our common stock from the New York Stock Exchange to The NASDAQ Stock Market. The Board has determined that, other than Mr. Talwalkar, our Chief Executive Officer, all current directors, including those who serve on the committees listed above, are “independent directors” for purposes of Listing Rule 5605(a)(2) of The NASDAQ Stock Market, and that the members of the Audit Committee are also “independent” for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board used the criteria set out in Listing Rule 5605(a)(2) and the related interpretive material and Rule 10A-3(b)(1) in making these determinations. The Board also considered additional criteria applied by Institutional Shareholder Services Inc. in analyzing director independence. In 2012, while we were still listed on the New York Stock Exchange, the Board had determined that each of our current directors, other than Mr. Talwalkar, was “independent” for purposes of the New York Stock Exchange’s Listed Company Manual.

The Board based its determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. The Board also reviewed the relationships between LSI and companies with which our directors are affiliated. None of the relationships considered were outside of the criteria referred to in the preceding paragraph. Because of the importance of the company’s relationship with Seagate Technology, the Board did specifically consider the fact that Gregorio Reyes, the Chairman of the Board, is also a director of Seagate, and Charles C. Pope’s past positions at Seagate, but did not believe that their positions with Seagate affected their independence from LSI’s management.

Audit Committee

The Audit Committee reviews our accounting policies and practices, internal controls, financial reporting practices and financial risks faced by the business. The Audit Committee selects and retains our independent auditors to examine our accounts, reviews the independence of the independent auditors and pre-approves all audit and non-audit services performed by the independent auditors. The committee also reviews our financial statements and discusses them with management and our independent auditors before we file those financial statements with the Securities and Exchange Commission. The Audit Committee regularly meets alone with our management, our independent auditors and the head of our Internal Audit Department, and each of them has free access to the Audit Committee at any time. The committee met 10 times in 2012.

Messrs. Strachan (Chair), Haggerty and Pope are the members of the Audit Committee. The Board has determined that each of those individuals is financially literate and an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934.

Compensation Committee

General.    The Compensation Committee establishes our overall executive compensation strategy and administers our executive officer compensation program, including setting all aspects of our executive officers’ compensation. The committee also establishes or makes recommendations to the full Board concerning director compensation and provides oversight for our equity-based and incentive compensation plans and the benefit plans for our broader employee population. The committee does not generally delegate its authority with respect to executive officer or director compensation, although it may delegate to the chairman of the committee the authority to approve exact wording for plans or policies approved by the committee. The committee met seven times in 2012.

The committee evaluates the performance, and determines the compensation, of the Chief Executive Officer with the other independent members of the Board. The committee evaluates the performance of other executive officers based on its interactions with those individuals and based on evaluations of their performance submitted to it by our Chief Executive Officer.

Compensation Consultant.    To assist it in setting appropriate levels of compensation for executive officers and directors, the committee receives information and advice from Exequity, LLP, an outside consultant the committee engages. Exequity does not work for the company in any capacity other than as an advisor to the Compensation Committee. Exequity advises the committee on issues relating to executive and director pay such as the level of pay, compensation plan design and compensation strategy, and provides the committee with information comparing the pay of our executive officers with that of individuals holding corresponding positions at peer companies.

Additional Information from Management.    The committee also receives information from the head of our Human Resources organization and, for officers other than our Chief Executive Officer, advice and recommendations from our Chief Executive Officer. Our Human Resources organization also provides the committee with “tally sheets” showing the major elements of each executive officer’s compensation, as well as information about each executive officer’s historical compensation, including the value at various stock prices of unvested stock options and restricted stock units held by the officer and base salary history. The information about equity awards provides information about the retention value of those awards.

You can find additional information about the Compensation Committee and our compensation programs under “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for matters relating to the organization and membership of the Board and its committees and for other corporate governance issues. The committee:

•	Identifies and recommends to the Board individuals qualified to serve as directors of the company and on committees of the Board.

•	Recommends to the Board the director nominees for each annual meeting of stockholders.

•	Advises the Board on Board composition, procedures and whether to form or dissolve committees.

•	Advises the Board on corporate governance matters.

•	Oversees succession planning for officer positions, including the Chief Executive Officer.

•	Oversees and develops criteria for oversight of the evaluation of the Board.

The committee met three times in 2012.

The committee may retain consultants to assist it in identifying and evaluating candidates to serve as directors of the company, but did not do so in 2012. Directors may also identify candidates for the committee. For each candidate, the committee considers the likelihood that the individual will enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, by enhancing the ability of committees of the Board to fulfill their duties and satisfy any requirements imposed by law, regulation or stock exchange listing requirements. We do not, however, have any specific minimum qualifications for candidates. When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Whether the candidate has relevant business experience.

•	Judgment, skill, integrity and reputation.

•	Existing commitments to other businesses, including service on other boards of directors.

•	Independence from management.

•	Whether the candidate’s election would be consistent with our corporate governance guidelines.

•	Potential conflicts of interest with other pursuits, including any relationship between the candidate and any customer, supplier or competitor of LSI.

•	Legal considerations, such as antitrust issues.

•	Corporate governance background.

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership.

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership.

•	The size and composition of the existing Board.

•	Whether a candidate or any proposing stockholder has proposed, or is believed to intend to propose, changes to the company’s management or business.

While the committee does not have a formal policy concerning diversity, it does seek to have directors with a variety of backgrounds that can provide different points of view and insights from different areas of expertise.

The committee will consider candidates for director suggested by stockholders applying the factors described above and considering the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary at the address indicated below, and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee.

•	The name of and contact information for the candidate.

•	A statement of the candidate’s business and educational experience.

•	A statement detailing the candidate’s ownership of LSI securities.

•	Information regarding each of the factors listed above, other than the factor regarding board size and composition, sufficient to enable the committee to evaluate the candidate.

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate.

•	A statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Before nominating a sitting director for re-election, the committee will consider the director’s past performance as a member of LSI’s Board of Directors.

Under our by-laws, nominations for director may be made only by or at the direction of the Board, or by a stockholder of record at the time of giving notice who is entitled to vote and who delivers written notice along with the additional information and materials required by the by-laws to our Corporate Secretary not later than the 45th day or earlier than the 75th day before the one-year anniversary of the date that we first mailed our proxy materials or a notice of availability, whichever is earlier, for our previous year’s annual meeting. For 2014, our Corporate Secretary must receive this notice on or after January 12, 2014, and on or before February 11, 2014. You can obtain a copy of the full text of the by-law provision by writing to our Corporate Secretary, 1320 Ridder Park Drive, San Jose, CA 95131.

Risk Management

Our management is responsible for identifying the risks we face in our business and determining what steps, if any, we should take to mitigate those risks. Our Audit Committee discusses with management the process by which management evaluates these risks. It also discusses with management the financial risks we face. Each quarter, management presents to the full Board a list of the main risks faced by the business and management’s efforts and plans to mitigate the potential impact of those risks. Periodically, management also provides a detailed analysis of one specific risk and management’s actions to mitigate the potential impact of that risk.

Communications with Directors

Individuals who want to communicate with our Board of Directors or any individual director can write to:

LSI Corporation

Board Administration

Room 12K-310

1110 American Parkway NE

Allentown, PA 18109

You also can send an e-mail to the appropriate address below:

•	board@lsi.com for communications to the whole Board or any individual director.

•	auditchair@lsi.com for communications to the Chairman of our Audit Committee.

•	compensationchair@lsi.com for communications to the Chairman of our Compensation Committee.

•	nominatingchair@lsi.com for communications to the Chairman of our Nominating and Corporate Governance Committee.

The Corporate Secretary’s office will review each communication. Depending on the subject matter, that office will:

•	Forward the communication to the director or directors to whom it is addressed.

•	Attempt to handle the inquiry directly, without forwarding it, for example where it is a request for information about LSI or it is a stock-related matter.

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting and makes those communications available to the directors on request. The Board has approved this process.

Compensation Committee Interlocks and Insider Participation

Messrs. Haggerty, Hill, Miner and Netravali and Ms. Whitney served on our Compensation Committee in 2012. None of these individuals has ever been an employee of LSI, none of them was involved in a transaction involving LSI that we are required to disclose under “related person transaction” rules (Item 404 of Regulation S-K) and no “compensation committee interlocks” as contemplated by Item 407(e)(4) of Regulation S-K existed during 2012.

Director Compensation

We pay directors who are not employees of the company cash retainers and grant them equity awards. The table below summarizes the compensation we paid for 2012 to each person who served as a non-employee director at any time during 2012.

Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Charles A. Haggerty	85,750	63,992	95,998	245,740
Richard S. Hill	80,333	63,992	95,998	240,323
John H.F. Miner	94,084	63,992	95,998	254,074
Arun Netravali	82,000	63,992	95,998	241,990
Charles C. Pope	76,000	63,992	95,998	235,990
Gregorio Reyes	122,000	63,992	95,998	281,990
Michael G. Strachan	92,000	63,992	95,998	251,990
Susan Whitney	87,000	63,992	95,998	246,990

(1)	Each director received one stock option and one grant of restricted stock units in 2012. The amounts shown in these columns reflect the grant date fair value of the stock option or restricted stock units granted to the named individual. You can find information about the assumptions we used in valuing these stock options in note 4 to the financial statements included in our 2012 Annual Report on Form 10-K. The restricted stock units were valued using the closing price of our stock on the grant date. The following table presents additional information about stock options and restricted stock units held by our non-employee directors at the end of 2012.

Name	Number of Restricted Stock Units Held at 12/31/12	Number of Shares Subject to Stock Options Held at 12/31/12
Charles A. Haggerty	7,502	182,348
Richard S. Hill	7,502	283,948
John H.F. Miner	7,502	292,348
Arun Netravali	7,502	283,948
Charles C. Pope	7,502	77,224
Gregorio Reyes	7,502	377,348
Michael G. Strachan	7,502	202,348
Susan Whitney	7,502	47,461

Our standard director cash compensation program is shown in the table below. Directors who are employees of the company receive no additional compensation for their service as a director. In addition to the payments shown below, each non-employee director receives a stock option and restricted stock units when he or she first becomes a director and each March 1 thereafter if he or she has been a director for at least six months. The number of shares subject to the stock option is determined by dividing $96,000 by the value for financial reporting purposes of an option to purchase one share. The number of restricted stock units received is equal to $64,000 divided by our closing stock price on the date of grant. We believe this results in the stock option and restricted stock units the director receives having an aggregate value of approximately $160,000, with 60% of the value in the form of the stock option and 40% of the value in the form of the restricted stock units. The stock options become exercisable in full six months after the date of grant and the restricted stock units vest in full one year after the date of grant. Options granted to a director may be exercised only while the director serves on the Board, within 12 months after death or following termination of service on the Board as a result of total disability or within 90 days after the individual ceases to serve as a director of LSI for a reason other than death, total disability or misconduct, but in no event after the seven-year term of the option has expired.

Compensation Element	Amount ($)
Annual retainer for Chairman of the Board	120,000
Annual retainer for each other director	60,000
Additional retainer per Board meeting attended in excess of six per year	1,000
Additional annual retainer for the Chairman of the Audit Committee	30,000
Additional annual retainer for each other member of the Audit Committee	15,000
Additional annual retainer for the Chairman of the Compensation Committee	22,500
Additional annual retainer for each other member of the Compensation Committee	10,000
Additional annual retainer for the Chairman of the Nominating and Corporate Governance Committee	17,500
Additional annual retainer for each other member of the Nominating and Corporate Governance Committee	10,000

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2012. The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed under Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Michael G. Strachan, Chairman

Charles A. Haggerty

Charles C. Pope

SECURITY OWNERSHIP

The following table sets forth information about the beneficial ownership of LSI common stock as of March 4, 2013, by all persons known to us to be beneficial owners of more than five percent of our common stock, by all directors, nominees for director and executive officers named in the Summary Compensation Table and by all current directors and executive officers as a group. On March 4, 2013, 551,372,861 shares of our common stock were outstanding.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock Beneficially Owned (%)
The Vanguard Group, Inc.	41,450,453	(2)	7.5
BlackRock, Inc.	30,700,764	(3)	5.6
Citadel Investment Group II, L.L.C.	28,692,497	(4)	5.2
Charles A. Haggerty	451,820	(5)		*
Richard S. Hill	313,420			*
John H.F. Miner	339,380	(6)		*
Arun Netravali	316,880			*
Charles C. Pope	94,663			*
Gregorio Reyes	561,820	(7)		*
Michael G. Strachan	281,820	(8)		*
Susan Whitney	126,726			*
Abhijit Y. Talwalkar	5,936,055		1.1
D. Jeffrey Richardson	2,439,762			*
Bryon Look	2,168,556			*
Jean F. Rankin	1,275,447			*
Gautam Srivastava	212,972			*
All current directors and executive officers as a group (14 individuals)	14,687,344		2.6

*	less than 1%

(1)	Includes beneficial ownership of the following numbers of shares of LSI common stock that may be acquired within 60 days of March 4, 2013, pursuant to stock options and restricted stock units awarded under LSI stock plans:

Name	Number of shares subject to stock options	Number of restricted stock units
Mr. Haggerty	182,348	—
Mr. Hill	283,948	—
Mr. Miner	292,348	—
Mr. Netravali	283,948	—
Mr. Pope	77,224	—
Mr. Reyes	377,348	—
Mr. Strachan	202,348	—
Ms. Whitney	47,461	—
Mr. Talwalkar	5,306,219	230,000
Mr. Richardson	2,062,067	130,333
Mr. Look	1,812,835	107,333
Ms. Rankin	988,021	76,667
Mr. Srivastava	141,436	57,500
All current directors and executive officers as a group	12,173,214	619,625

(2)	As reported in Schedule 13G/A filed February 12, 2013, with the Securities and Exchange Commission by The Vanguard Group, Inc. The Vanguard Group has sole voting power over 985,411 shares, sole dispositive power over 40,511,342 shares and shared dispositive power over 939,111 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	As reported in Schedule 13G/A filed February 11, 2013, with the Securities and Exchange Commission by BlackRock, Inc. BlackRock has sole voting and sole dispositive power over all shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)

As reported in Schedule 13G filed February 21, 2013, with the Securities and Exchange Commission by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel Investment Group II, L.L.C. and Kenneth Griffin. Citadel Advisors has shared voting and dispositive power over 26,791,203 shares. Citadel Advisors Holdings has shared voting and dispositive power over 28,563,721 shares. Citadel Investment Group II and Kenneth Griffin have shared voting and dispositive power over 28,692,497 shares. Kenneth Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, Citadel Investment Group II. The address for each of these entities and Kenneth Griffin is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.

(5)	Includes 231,970 shares held in a trust, the trustees of which are Mr. Haggerty and his wife. They share investment and voting control over those shares. Also includes 10,000 shares owned by Mr. Haggerty’s son over which Mr. Haggerty has shared voting and investment control. Mr. Haggerty disclaims beneficial ownership of those shares.

(6)	Includes 17,560 shares held in a trust, the trustees of which are Mr. Miner and his wife. They share investment and voting control over those shares along with Atherton Lane Advisors.

(7)	Includes 31,970 shares held in a trust, the trustees of which are Mr. Reyes and his wife. They share investment and voting control over those shares.

(8)	Includes 71,970 shares held in a trust, the trustees of which are Mr. Strachan and his wife. They share investment and voting control over those shares.

PROPOSAL ONE — ELECTION OF DIRECTORS

Nominees

Our Board of Directors consists of nine members. All directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified.

The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee named below is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy.

Set forth below is information about the nominees for election as directors and the specific experience, qualifications, attributes or skills that the Board considered in determining to nominate each individual.

Name of Nominee	Age	Principal Occupation	Director Since
Charles A. Haggerty	71	Retired Chairman and Chief Executive Officer, Western Digital Corporation	2006
Richard S. Hill	61	Retired Chairman and Chief Executive Officer, Novellus Systems, Inc.	2007
John H.F. Miner	58	Managing Director, Pivotal Investments LLC	2006
Arun Netravali	66	Managing Partner, OmniCapital Group LLC	2007
Charles C. Pope	58	Retired Chief Financial Officer, Seagate Technology	2011
Gregorio Reyes	72	Management Consultant	2001
Michael G. Strachan	64	Retired Partner, Ernst & Young LLP	2009
Abhijit Y. Talwalkar	49	President and Chief Executive Officer of LSI	2005
Susan Whitney	63	Retired General Manager, IBM System x	2008

There are no family relationships between or among any of our directors or executive officers.

Mr. Haggerty was President and Chief Executive Officer of LeConte Associates, a consulting and investment firm, from 2000 through 2012. From 1993 to 2000, Mr. Haggerty was Chairman, President and Chief Executive Officer of Western Digital Corporation, a maker of hard disk drives for digital information storage. Previously he was with IBM Corporation, where he served in various general management roles including marketing, product development and operations capacities during a 28-year career. He serves on the boards of Deluxe Corporation, Imation Corporation and Pentair, Inc. and was a member of the board of directors of Beckman Coulter, Inc. from 1996 to 2011. From his position as the head of a publicly-held maker of hard drives, he has experience with issues faced by those leading a public company and experience in an industry that is one of our target customers. He is also able to provide our Board with valuable insights gained over the last 19 years from his service as a director of other public companies and his service on a number of board committees.

Mr. Hill was Chief Executive Officer and a director of Novellus Systems, Inc., a supplier of integrated circuit manufacturing equipment, from 1993 through June 2012 and was Chairman of its board of directors from 1996 through June 2012. Before joining Novellus, Mr. Hill spent 12 years at

Tektronix, Inc., where he held a variety of positions, including President of Tektronix Development Company, Vice President of the Test and Measurement Group and President of Tektronix Components Corporation. Prior to joining Tektronix, he held engineering management and engineering positions at General Electric, Motorola and Hughes Aircraft Company. Mr. Hill is a director of Arrow Electronics, Inc., Cabot Microelectronics Corporation, Tessera Technologies, Inc. and the University of Illinois Foundation. Mr. Hill was a member of the board of directors of SemiLEDs Corporation from 2010 to 2012. Novellus made equipment used by semiconductor foundries in the process of making integrated circuits. From his position as the head of Novellus and his memberships on the boards of companies in related fields, he has experience with issues faced by those leading a public company and is familiar with trends and developments in the semiconductor industry.

Mr. Miner has been a managing director of Pivotal Investments LLC, a venture capital fund, since January 2009, and is a director of three private companies. From 2003 to 2005, Mr. Miner was the President of Intel Capital, a venture capital organization of Intel Corporation, a microprocessor manufacturer, and a Corporate Vice President of Intel. He retired from Intel in 2005, after 22 years of service in various sales, engineering, marketing and general management roles. Mr. Miner is a director of Tessera Technologies, Inc. At Intel, Mr. Miner gained knowledge of a number of markets we serve, including the personal computer, server and networking markets. Through his experience in the venture capital industry, he also has skills in evaluating business opportunities.

Mr. Netravali has been Managing Partner of OmniCapital Group LLC, a venture capital firm, since 2004. From 2002 to 2003, Mr. Netravali was Chief Scientist for Lucent Technologies Inc., a provider of services, systems and software for communications networks. From 1999 to 2002, Mr. Netravali was President of Bell Labs as well as Lucent’s Chief Technology Officer and Chief Network Architect. Mr. Netravali was a member of the board of directors of Level 3 Communications Inc. from 2003 to 2011. Mr. Netravali has an extensive background in the technology industry and, in particular, the networking field that we serve.

Mr. Pope was Chief Financial Officer of Seagate Technology, a maker of hard disk drives, from 1998 through August 2008. From August 2008 through October 2010, he served as Executive Vice President — Corporate Development for Seagate. Mr. Pope has significant experience in the hard disk drive industry, which is one of our target customers, and with finance and financial reporting matters through his positions with Seagate and through other finance positions he held earlier in his career.

Mr. Reyes has served as the Chairman of our Board of Directors since 2007. Mr. Reyes has been a private investor and management consultant since 1994. He co-founded Sunward Technologies in 1985 and served as Chairman and Chief Executive Officer until 1994. Mr. Reyes serves on the board of directors of Dialog Semiconductor and Seagate Technology. Mr. Reyes has extensive experience in the technology industry and, through his position with Sunward and on other boards, with issues faced by those running a public company.

Mr. Strachan retired from Ernst & Young LLP in December 2008. During 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From 2007 to December 2008, he was a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. He began his career at Ernst & Young in 1976. His experience in the accounting industry enables him to play a meaningful role in the oversight of our financial reporting and accounting practices.

Mr. Talwalkar has been our President and Chief Executive Officer and a member of our Board of Directors since 2005. Prior to joining LSI, Mr. Talwalkar was employed by Intel Corporation, a microprocessor manufacturer, from 1993 until 2005. At Intel, he held a number of management positions, including senior positions from 1995 to 2005. Mr. Talwalkar is a member of the board of directors of LAM Research Corporation. As the Chief Executive Officer of LSI, he has detailed and unique knowledge of the company’s operations, opportunities and challenges.

Ms. Whitney is retired from IBM, a provider of information technology products and services, where she most recently served from 2001 to 2007 as General Manager, IBM System x, IBM’s x86-based server division. She began her career at IBM in 1972. Ms. Whitney has over 35 years of experience in computer hardware and software and has extensive knowledge of related market requirements and trends and distribution systems, as well as financial business models. From running a global business, she also has insights into both developed and developing markets. She also has experience in markets we serve.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed above as a director of the company.

PROPOSAL TWO — RATIFICATION OF SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the 2013 fiscal year. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will be permitted to make a statement if desired and will be available to answer appropriate questions.

The following table presents the fees billed by PricewaterhouseCoopers to LSI for services rendered in 2012 and 2011.

Nature of Services	2012	2011
	(In thousands)($)	(In thousands)($)
Audit Fees	2,396	2,339
Audit-Related Fees(1)	—	1,095
Tax Fees(2)	895	961
All Other Fees(3)	9	8

Total Fees Billed	3,300	4,403

(1)	“Audit-Related Fees” for 2011 represent fees charged for an audit performed in connection with the sale of our external storage systems business and for assistance with acquisition due diligence.

(2)	“Tax Fees” represent fees charged for tax advice, tax compliance, domestic and international tax planning and global tax audit defense.

(3)	“All Other Fees” include charges for access to an accounting research tool provided by PricewaterhouseCoopers.

The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.

Under its charter, the Audit Committee must pre-approve all engagements of the independent auditors unless an exception to such pre-approval requirement exists under applicable law. Each year, the committee approves the retention of the independent auditors to audit our financial statements, including proposed fees, before the filing of the preceding year’s annual report on Form 10-K. At the beginning of the year, the committee evaluates other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees, and approves or rejects each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management. At each subsequent meeting, the committee receives updates on the services actually provided by the independent auditors, and management may present additional services for approval. Typically, these are services that would not have been known at the beginning of the year, such as due diligence for an acquisition.

Under the committee’s charter, the Chairperson of the committee has the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we were to propose to execute a financing transaction on an accelerated schedule. If the Chairperson approves any engagements under this authority, he or she will report that approval to the full committee at the next committee meeting. In 2012 and 2011, all engagements of our independent auditors were approved in accordance with our pre-approval requirements.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as LSI’s independent auditors for 2013.

PROPOSAL THREE — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

As we describe in the Compensation Discussion and Analysis below, we seek to provide our executive officers with a competitive compensation package that will motivate them to drive both short-term and long-term business success. Highlights of our executive compensation program include:

•	A significant portion of the total pay opportunity of each executive officer is delivered in the form of incentives that depend on the company’s performance.

•

Our compensation program includes a mix of short-term and long-term incentives, including both cash and equity. Each year, the Compensation Committee reviews the forms and levels of executive compensation with an independent compensation consultant with a goal of ensuring that we provide our executive officers with a competitive compensation package that encourages our executive officers to take actions that will increase long-term stockholder value while at the same time minimizing excessive risk taking.

•

Our bonus program provides for annual bonuses for executive officers that depend principally on the level of non-GAAP operating income that we achieve and, to a lesser extent, achievement of operational goals.

•

Our equity compensation program for executive officers includes a mix of stock options, performance-based restricted stock units and time-based restricted stock units. The number of performance-based restricted stock units we granted in 2012 that will vest, if any, will depend on our revenue and adjusted operating income performance over a three-year period compared to that of the companies in the peer group identified under the heading “Our Benchmarking Practices” in the Compensation Discussion and Analysis.

•	We have stock ownership guidelines for our executive officers that we believe will encourage those individuals to avoid taking excessive risks to increase their current compensation levels.

Section 14A of the Securities Exchange Act requires us to conduct a vote on the compensation as disclosed in this proxy statement of the executive officers identified in the Summary Compensation Table. We refer to these individuals as our “named executive officers.” We currently hold an advisory vote to approve our executive compensation each year and will hold the next such vote at our 2014 annual meeting of stockholders.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the company, our Board of Directors or the Compensation Committee. To the extent there is any significant vote against our executive officer compensation, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of stockholders.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL FOUR — APPROVAL OF OUR AMENDED 2003 EQUITY INCENTIVE PLAN

The Board of Directors has amended our 2003 Equity Incentive Plan, subject to approval by our stockholders. The amended plan will become effective, and will replace the current plan, upon approval by stockholders.

If our stockholders do not approve the amended plan, we may not have enough shares available under the plan to meet our anticipated needs through next year’s annual meeting. We believe that having the ability to grant competitive equity awards is an important recruiting and retention tool. We currently grant stock options and restricted stock units under the plan to employees and to members of our Board of Directors. On March 21, 2013, the closing price of a share of our common stock on the NASDAQ Stock Market was $6.69.

Summary of Changes

The material changes we are proposing to the plan are:

•

Making a total of 20 million shares available for new awards under the plan after the amended plan is approved by stockholders. Of that amount, 15 million shares will be available for grants of restricted stock and/or restricted stock units. We anticipate that this will meet our needs for at least one year. As of March 11, 2013 a total of 9,672,879 shares were available under the plan, of which 5,509,606 shares were available for awards of restricted stock and restricted stock units. All of the shares available could be used for the grant of stock options.

•

Extending the period during which incentive stock options can be granted to February 5, 2023. Under the amended plan, a maximum of 20 million shares may be issued upon exercise of incentive stock options.

•	Limiting the value of awards that can be granted under the plan in any fiscal year to a non-employee director.

About Our Request for Additional Shares

We have used awards under the plan as an important part of our compensation program. They allow us to attract new employees, to whom we must offer overall compensation packages, including equity awards, that are competitive with what other companies are offering in order to attract these individuals to LSI. They also help us retain and motivate existing employees, in a manner that aligns their interests with those of other stockholders, by linking their compensation to the company’s stock price performance.

We determine the number of shares subject to most of the awards we grant under the plan by converting a dollar value to a number of shares using an estimate of the value of the awards for financial reporting purposes. As a result, the number of shares we use for awards under the plan can vary based on our stock price. When our stock price is higher, we will tend to use fewer shares and when our stock price is lower, we will tend to use more shares. Our use of shares under the plan also depends on our headcount. Our usage can go up if we hire additional employees to support our development efforts or if we acquire other businesses and can go down if our headcount declines.

In determining the number of shares we are asking stockholders to approve for use under the plan, we considered an estimate of our projected usage at various stock prices and our view of investor concerns about these types of proposals. We believe that the shares we are requesting will be sufficient to meet our needs for at least one year, but probably not for two years.

Plan metrics

Overhang.    On March 11, 2013, we had awards covering 84,407,661 million shares outstanding and 549,937,286 shares outstanding. Assuming stockholders had approved the amended plan on that date, our overhang would have been 15.96%. For this purpose, we calculated overhang as follows:

Overhang = A / B

Where:	A is the number of awards outstanding under all equity compensation plans other than our employee stock purchase plan, plus the number of shares that would be available for future awards under the 2003 Equity Incentive Plan if stockholders had approved this proposal (20 million). We do not make discretionary grants of equity awards under any plan other than the 2003 Equity Incentive Plan.

B is A plus the number of shares outstanding.

Burn rate.    Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. For 2012, 2011 and 2010, our burn rate was 3.05%, 3.96% and 2.83%. We calculated our burn rate by dividing the number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. We ignored the impact of awards we assumed in acquisitions of businesses as well as issuances under our employee stock purchase plan.

You can find additional information about our historical equity grants in note 4 to the financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

Plan Description

The following is a description of the material terms of the amended plan.

Awards

The plan permits the grant of the following types of awards:

•	Stock options

•	Restricted stock and restricted stock units

•	Stock appreciation rights

Shares Available

A total of 20 million shares will be available for awards granted under the plan on or after the date that stockholders approve the amended plan. Of this amount, no more than 15 million shares may be used for the grant of restricted stock or restricted stock units. Shares that are subject to awards (including awards granted prior to stockholder approval of the amended plan) that are canceled, that expire or otherwise terminate without the issuance of shares, and restricted stock and restricted stock units that are forfeited, will be added back to the “pool” of shares from which we can grant awards. Shares of restricted stock that are forfeited and shares that are subject to canceled or forfeited restricted stock units will also be added back to the pool of shares available for those types of awards. When stock appreciation rights are exercised, the total number of shares covered by the portion of the exercised award, whether or not actually issued upon the exercise, will cease to be available under the plan. Shares used to pay the exercise price or taxes on an award will not be added back to the pool. The payment of awards in cash will not reduce the number of shares available under the plan.

Plan Administration

The plan is administered by the Compensation Committee. The committee can delegate its authority to grant and administer awards to people who are not subject to Section 16 of the Securities Exchange Act of 1934. Currently, our directors and executive officers are subject to that law. The committee may not implement an exchange or repricing program without the approval of our stockholders. Under these types of programs, outstanding awards are amended to provide for a lower exercise price, or exchanged for a different type of award, cash or a combination of awards with lower exercise prices, cash and a different type of award. The committee can waive any performance requirement or accelerate the vesting or exercisability of any award granted under the plan.

Eligibility

All of our employees, including those of our affiliates, and our directors are eligible to receive awards under the plan. As of March 11, 2013, we had a total of 5,156 employees and directors.

Capital Changes

If we pay a stock or extraordinary cash dividend or make any other distribution, or effect a stock split, recapitalization, reorganization, merger or other change in our capital structure described in the plan, the committee will adjust the number and class of shares available for issuance under the plan, the number, class and price of shares or other property or cash subject to outstanding awards and the per-person limits on awards, as appropriate, to reflect the transaction.

Stock Options

Stock options give the holder the right to purchase shares from us at a specified price and for a specified period of time. The plan permits the grant of both incentive stock options and nonqualified stock options. Incentive stock options are stock options that qualify for treatment under Section 422 of the Internal Revenue Code. A maximum of 20 million shares can be issued under the amended plan upon exercise of incentive stock options. Nonqualified stock options are stock options that are not incentive stock options. Employees and directors can receive nonqualified stock options. Only employees of the company or its subsidiaries can receive incentive stock options. Our current practice is to grant only nonqualified stock options.

The committee will fix the term of each option at the time of grant. The term cannot be longer than seven years from the date of grant, or five years in the case of an incentive stock option granted to a stockholder who holds more than 10% of the combined voting power of the company or any of its subsidiaries. Typically, the stock option will not be exercisable for some period of time or until a condition, such as achievement of a performance target, is met. After an option is granted, the committee, in its sole discretion, may accelerate the exercisability of the option. Our current practice is to grant employees options with a seven-year term that become exercisable at the rate of 25% per year until fully exercisable. Our current practice for options granted to directors is described below under “Future Plan Awards.”

The exercise price for each option may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (except in certain limited circumstances described in the plan), or less than 110% of such fair market value in the case of an incentive stock option granted to a stockholder who holds more than 10% of the combined voting power of the company or any of its subsidiaries. No person can be granted stock options covering more than 4 million shares in any fiscal year.

When a holder exercises a stock option granted under the plan, the holder must pay the exercise price in full and make arrangements acceptable to us for the satisfaction of applicable tax withholding requirements. The method of payment is determined by the committee, and may be in cash, cash equivalent, other shares of common stock or any other form that is considered legal consideration for the shares and is permitted under applicable law.

When an individual’s employment with the company or service as a director ends, all stock options that are not then exercisable will terminate. To the extent that it is then exercisable, a stock option may remain exercisable for a period determined by the committee, but not longer than the original term of the option.

Stock Appreciation Rights

A stock appreciation right gives the holder the right, upon exercise of the stock appreciation right, to receive any future appreciation in the value of the shares subject to the award. The appreciation may be paid in cash or shares of equal value or a combination of the two. The value we will pay upon the exercise of a stock appreciation right is equal to the product of the number of shares for which the award is exercised and the difference between the fair market value of a share of our stock on the day of exercise (or the day before) and the base price, which cannot be lower than the fair market value of a share on the date of grant (except in certain limited situations described in the plan). No person can receive stock appreciation rights covering more than 4 million shares in a fiscal year.

Like stock options, the maximum term of a stock appreciation right is seven years and a stock appreciation right typically will not be exercisable for some period of time after grant. When an individual’s employment with the company or service as a director ends, all stock appreciation rights that are not then exercisable will terminate. To the extent that it is then exercisable, a stock appreciation right may remain exercisable for a period determined by the committee, but not longer than the original term of the right.

Restricted Stock

Restricted stock is stock that can be forfeited if the holder leaves the company before the end of a specified vesting period or if specified performance goals are not met. No person may be granted more than 1 million shares of restricted stock and restricted stock units in any fiscal year.

Restricted Stock Units

A restricted stock unit entitles the holder to receive a share of stock after the passage of a vesting period. A restricted stock unit award may also require that one or more performance goals be met for the award to vest. When a restricted stock unit vests, we deliver the underlying shares to the holder after making arrangements for the payment of applicable withholding taxes. We typically withhold shares having a value equal to the applicable tax withholding.

The committee can pay earned restricted stock units in cash, shares or a combination of cash and shares. No person may be granted more than 1 million restricted stock units and shares of restricted stock during any fiscal year.

Additional Limits on Awards to Non-Employee Directors

Under the amended plan, no non-employee director can receive awards with a grant date fair value of more than $500,000 in a fiscal year. Any awards granted to an individual while an employee of the company do not count towards this limit.

Performance Goals

Awards under the plan may be made subject to the attainment of performance goals relating to one or more performance measures, including:

•	Cash flow

•	Earnings per share

•	Operating income

•	Profit

•	Return on capital

•	Return on equity

•	Return on sales

•	Revenue

•	Total shareholder return

Performance goals may differ from participant to participant, from performance period to performance period and from award to award. Any criteria used may be measured, as applicable:

•	In absolute terms

•	In combination with another performance goal or goals (for example, as a ratio or matrix)

•	In relative terms (including results for other periods, passage of time and/or against another company or companies or an index or indices)

•	On a per-share basis

•	Against the performance of the company as a whole or a segment of the company

•	On a pre-tax or after-tax basis

The committee may also include or exclude from any GAAP measures any elements that would normally be excluded or included in the GAAP measure, whether or not such determinations result in any performance goal being measured on a basis other than GAAP.

Making awards subject to performance goals may allow compensation payable under the awards to be viewed as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, which limits the deductibility for tax purposes of non-performance-based compensation paid to some of our executive officers. Awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) will be subject to any limits or conditions necessary to qualify the awards as performance-based compensation for purposes of Section 162(m). For awards that are intended to qualify as performance-based compensation, the committee can reduce or eliminate (but not increase) the amount payable at a given performance level.

Transferability of Awards

Awards granted under the plan will generally not be transferable, although the committee may allow for limited transferability, and all rights with respect to an award generally will be available, during the lifetime of the holder, only to the holder of the award.

Change in Control

In the event of a merger of the company with or into another corporation or other entity or a change in control of the company, the committee will determine how each outstanding award will be treated. The committee may provide, for example, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The committee need not treat all awards similarly in the transaction.

In the event the successor corporation does not assume or substitute for the award, (1) the holder will fully vest in and have the right to exercise all of his or her outstanding stock options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, (2) all restrictions on restricted stock and restricted stock units will lapse, and (3) if the award has performance-based vesting, all performance goals or other performance-based vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if a stock option or stock appreciation right is not assumed or substituted for in the event of a merger or change in control, the committee can determine the period during which the award can be exercised, and the award will terminate upon the expiration of that period.

Amendment and Termination of the Plan

The committee may amend, suspend or terminate the plan at any time, but such amendment, suspension or termination may not impair the rights of any participant without the participant’s consent. In addition, without further stockholder approval, incentive stock options may not be granted under the plan after February 5, 2023.

Tax Effects

The following paragraphs summarize the material federal income tax consequences to U.S. taxpayers and the company of awards granted under the plan. Tax consequences for any particular individual may be different.

The following discussion assumes that the fair market value of the company’s common stock on the date of exercise is greater than the per share exercise price.

Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the company. Any additional gain or loss recognized upon any later disposition of the shares purchased would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to the taxation for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any subsequent disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units.    A participant generally will not have taxable income at the time restricted stock or restricted stock units are granted. Instead, he or she typically will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. Typically, this occurs when the award vests. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for LSI.    LSI generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes the income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other specified highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of those executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include, among others, stockholder approval of the plan and its material terms, setting limits on the number of awards that any employee may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. We have designed the plan, and stockholder approval of the plan is intended, to permit, but not require, the committee to grant awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with qualified awards. The committee also may grant awards under the plan that do not qualify as performance-based compensation for purposes of Section 162(m).

Section 409A.    Section 409A of the Internal Revenue Code contains requirements applicable to non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions of deferred compensation must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A may require that the individual’s deferred compensation distribution commence no earlier than six months after such officer’s separation from service.

The committee can permit a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant for an award. Awards granted under the plan with a deferral feature will be subject to the requirements of Section 409A unless expressly determined otherwise by the committee. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Certain states, including California, have similar laws. Unless the committee expressly decides otherwise, awards will be administered so that they will be exempt from or meet the requirements of Section 409A and not be subject to the tax and interest described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2003 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Future Plan Awards

The awards to be made under the plan in the future to current or future employees cannot be determined at this time because awards under the plan are granted in the discretion of the committee. Our executive officers and directors are eligible to receive awards under the plan and therefore may have an interest in this proposal.

The Board has adopted a policy providing that each newly elected non-employee director will receive on the date of his or her election, and each non-employee director who has been on the Board for at least six months will receive each March 1, a combination of a stock option and restricted stock units having a value of approximately $160,000, with approximately 60% of the value being in the form of a stock option and 40% of the value being in the form of restricted stock units. The term of these options is seven years and they become exercisable in full six months after the date of grant, in each case assuming continued service on the Board. The restricted stock units granted to directors vest after one year, assuming continued service on the Board.

For additional information about grants we made under the plan to named executive officers and directors in 2012, please see “Grants of Plan-Based Awards for 2012” below and “Director Compensation for 2012” above.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amended 2003 Equity Incentive Plan.

PROPOSAL FIVE — APPROVAL OF OUR AMENDED

EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has amended our Employee Stock Purchase Plan, subject to approval by our stockholders. If it is approved by stockholders, the amended plan will become effective at the beginning of the next purchase period on May 15, 2013. The plan permits participating employees periodically to purchase shares of our common stock at a discount through payroll deductions. The amended plan is intended to comply with the rules contained in Section 423(b) of the Internal Revenue Code with respect to participation by U.S. employees. A majority of our eligible employees participate in the plan and we believe it is a valuable recruiting and retention tool.

Summary of Changes

The material changes we are proposing to the Employee Stock Purchase Plan are:

•	Making a total of 30 million shares available for use under the plan after the amended plan becomes effective.

•	Extending the term of the plan through May 14, 2023.

Plan Description

The following is a description of the material terms of the amended plan.

Shares Available

If the amended plan is approved by stockholders, a total of 30 million shares will be available for purchase under the plan once the amended plan becomes effective. As of March 11, 2013, 14,720,220 shares remained available for purchase under the plan.

In 2012, 2011 and 2010, employees purchased approximately 6.1 million shares, 5.8 million shares and 6.7 million shares under the plan. Forecasting future usage of shares under the plan is difficult because future usage depends on a number of variables, including the number of employees we have, the percentage of eligible employees that choose to participate in the plan and their level of participation, and our stock price. Assuming that employees purchase 6.1 million shares a year under the plan, 30 million shares would be sufficient to meet our needs for four and a half years. Our actual experience could differ significantly. In order for us to avoid adverse accounting treatment, all shares purchased in a 12-month offering period must be available under the plan at the beginning of the offering period, so we typically seek stockholder approval of additional shares for the plan more frequently than it would appear is necessary. We last sought stockholder approval of additional shares for the plan three years ago, in 2010.

Plan Administration

The plan is administered by the Board. The Board can delegate its authority. The Board can adopt rules, procedures and/or sub-plans to satisfy applicable non-U.S. laws or to achieve tax or other objectives for locations outside of the United States. The Board currently has delegated its authority to administer the plan to the Compensation Committee.

Eligibility

Any person who is employed by LSI or a subsidiary that has been designated by the Board to participate in the plan, and whose employment is for at least 20 hours per week and more than five months in a calendar year, is eligible to participate in the plan. Employees outside the United States and Canada will participate in the International Employee Stock Purchase Plan sub-plan. The sub-plan may, but is not required to, comply with Section 423(b) of the Internal Revenue Code. We have adopted the sub-plan to enable us to comply with local laws in countries that have laws that are inconsistent with Section 423 or make it impractical to comply with Section 423. The principal economic terms of the plan and the sub-plan, including the purchase price, purchase dates, length of purchase periods and offering periods and maximum length of an offering period, are identical. As of March 11, 2013, approximately 4,600 employees were eligible to participate in the plan.

Purchase Terms

The plan involves the use of overlapping offering periods of approximately 12 months each commencing approximately every six months. Each offering period consists of two purchase periods of approximately six months. The Board can change the length of offering periods and purchase periods, but no offering period can be longer than 27 months. Offering periods and purchase periods begin on May 15 and November 15 each year.

At the beginning of each offering period, participating employees are granted the opportunity to purchase shares with accumulated payroll deductions at the end of each purchase period in the offering period.

The per share purchase price for shares purchased under the plan is the lower of:

•	85% of the fair market value of a share of our common stock at the beginning of the applicable offering period,

•	85% of the fair market value of a share of our common stock on the purchase date.

If shares are to be added to the plan at a time when the fair market value of a share of common stock is higher than it was at the beginning of the offering period, then unless otherwise directed by the Board, the purchase price for the added shares during any then-existing offering period will be set at the lesser of 85% of the fair market value of a share of common stock on the date the added shares are authorized by stockholders or 85% of the fair market value of a share on the applicable purchase date.

The fair market value of our common stock for any relevant date generally will be the closing price per share on that date on the NASDAQ Stock Market.

Payment of Purchase Price; Payroll Deductions

Employees purchase shares under the plan using payroll deductions. The deductions currently may not exceed 15% of a participant’s eligible compensation, which includes regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, and excludes other compensation.

All payroll deductions are credited to the participant’s account under the plan. No interest accrues on the payroll deductions. All payroll deductions received or held by the company may be used for any corporate purpose and need not be segregated.

Purchase of Stock

On each purchase date, a participant will purchase the number of full shares that their accumulated payroll deductions can purchase at the purchase price determined as described above. There are limits on how many shares a participant can purchase:

•	No participant can purchase more than 2,000 shares in any purchase period.

•

No participant can make aggregate purchases of stock of the company and its majority-owned subsidiaries under the plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year in which the option to purchase shares is outstanding.

•

No employee who owns 5% or more of the total combined voting power or value of all classes of shares of our stock or our subsidiaries’ stock, including shares that may be purchased under the plan or pursuant to any other options, will be permitted to purchase shares under the plan.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the fair market value of the common stock on any purchase date is lower than the fair market value of the common stock at the beginning of the offering period, then all participants in the offering period will be automatically withdrawn from the offering period immediately after the exercise of their option on the purchase date and automatically re-enrolled in the immediately following offering period.

Withdrawal

A participant may withdraw from the plan during a purchase period, subject to limitations prescribed by the company. If a participant withdraws from the plan, we will return to them their accumulated contributions, without interest. If a participant withdraws, they cannot participate in the plan again until the next offering period.

Termination of Employment

If a participant’s employment with the company or a participating subsidiary terminates for any reason, including retirement or death, his or her participation in the plan will end immediately and any accumulated payroll deductions will be returned without interest.

Capital Changes

Subject to any required actions by our stockholders, if any change is made in our capitalization as a result of a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the company, or if the company effects one or more reorganizations, recapitalizations, or rights offerings, proportionate adjustments will be made to the maximum number of shares available for issuance under the plan, the maximum number of shares each participant may purchase during each purchase period, as well as the price per share and the number of shares of stock covered by each option under the plan.

In the event of the proposed dissolution or liquidation of the company, the Board will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date unless otherwise determined by the Board. The new purchase date will be prior to the dissolution or liquidation.

In the event of a merger or change in control, either the successor will assume the plan or the Board will shorten the offering periods then in effect and set a new purchase date. The new purchase date will be prior to the merger or change in control.

Sub-plans

The Board may adopt rules, procedures and/or sub-plans relating to the operation and administration of the plan to accommodate the specific requirements of local laws or procedures in jurisdictions outside of the United States or to achieve certain tax or other objectives for jurisdictions outside of the United States. The provisions of the sub-plans may differ from those of the plan, except with regard to the maximum length of the offering periods (which may not exceed 27 months), the number of shares reserved for issuance under the plan, and the amendment and termination of the plan.

Amendment and Termination of the Plan

The Board may at any time amend or terminate the plan, except that the amendment or termination generally may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. The Board can terminate an offering period on any purchase date if it determines that the termination of the offering period or of the plan is in the best interests of the company and its stockholders. In addition, if the plan is terminated, the Board may terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next purchase date or may elect to permit offering periods to expire in accordance with their terms.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board can change the duration of offering periods or purchase periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures consistent with the plan.

If the Board determines that the ongoing operation of the plan may result in unfavorable financial accounting consequences, the Board may, in its discretion, modify or amend the plan to reduce or eliminate the accounting consequences, including, but not limited to:

•	Amending the plan to fall within the safe harbor accounting rules.

•	Altering the purchase price for any offering period, including an offering period underway at the time of the change.

•	Shortening any offering period so that the offering period ends on a new purchase date, including an offering period underway at the time.

•	Reducing the maximum percentage of eligible compensation a participant may elect to have deducted from their pay, and reducing the maximum number of shares a participant may purchase.

Tax Effects

The following paragraphs summarize the material U.S. federal income tax consequences to participants and the company with respect to shares purchased under the plan. The summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside.

The plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of.

When a participant sells or otherwise disposes of shares purchased under the plan, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time that the shares have been held.

If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year after the purchase date, the participant will recognize ordinary income equal to the lesser of the following two amounts:

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price.

•	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any further gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will generally be treated as ordinary income, and any further gain or any loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934.

LSI generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE EMPLOYEE STOCK PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Future Participation in the Plan

Participation in the plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the plan cannot be determined at this time. Our executive officers may participate in the plan if they meet the eligibility requirements and therefore may have an interest in this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amended Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2012

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	59,622,359		$3.59	38,504,088	(1)
Equity compensation plans not approved by security holders(2)	11,020,137		$7.70	—

Total	70,642,496	(3)	$4.23	38,504,088	(1)

(1)	Of this amount, 13,595,705 shares were available for awards of restricted stock or restricted stock units under our 2003 Equity Incentive Plan. Those shares were also available for stock option awards. The amount shown also includes 14,720,220 shares that were available for purchase under our Employee Stock Purchase Plan.

(2)	In connection with a number of acquisitions we have made, we have assumed equity awards originally granted by the acquired company. The table does not include information about those awards. At December 31, 2012 and pursuant to those awards, up to 8,688,908 shares were issuable upon exercise of outstanding stock options and stock appreciation rights, with a weighted average exercise price of $2.65 per share. We will not issue any further awards under the plans pursuant to which these awards were issued.

(3)	Includes 48,669,285 shares that were issuable upon exercise of outstanding stock options and stock appreciation rights and up to 21,973,211 shares that were issuable upon vesting of restricted stock units.

You can find additional information about our equity compensation plans in note 4 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In 2012, we continued our efforts to strengthen LSI’s position as a leading designer of semiconductors and software for storage and networking. Our work over the past few years has resulted in improvements in our financial performance in a number of key areas. Highlights for the year included:

•	Our revenues increased 23% over 2011, growing faster than the revenues of the peer companies in our 2012 compensation peer group identified below.

•	Our income from continuing operations improved to $196.2 million, or $0.34 per share, from $90 million, or $0.15 per share in 2011.

•	Our stock price increased by 19%.

•	We completed our acquisition of SandForce, integrated it into our business and established a competitive flash memory-based business.

•	We continued to obtain new design wins to provide opportunities for future revenue growth.

•	We continued to plan for the future, focusing our efforts in attractive areas where we can have the scale to be a leading silicon supplier.

Our financial performance affected executive officer compensation in several ways. Executive officer bonuses depended on our level of non-GAAP operating income performance and achievement of specified business objectives. Our improved financial performance in 2012 over 2011 resulted in aggregate bonus payments at a higher percentage of target even though we increased the level of performance needed to achieve any bonus or bonus at target.

Our performance-based restricted stock units have vesting that depends on our revenue and adjusted operating income performance compared to that of the compensation peer group in use when the awards were granted. The performance period for the first cycle of these awards ended at the end of 2012. Because our performance on revenue and adjusted operating income each exceeded that of most of the relevant peer group over the three-year performance period, these awards will pay out at the maximum level.

Executive Officers

For 2012, the executive officers for whom the Securities and Exchange Commission’s rules require compensation disclosure were:

•	Abhijit Y. Talwalkar – our Chief Executive Officer.

•	D. Jeffrey Richardson – our Chief Operating Officer.

•	Bryon Look – our Chief Financial Officer and Chief Administrative Officer.

•	Jean F. Rankin – our General Counsel and Corporate Secretary.

•	Gautam Srivastava – the head of our Corporate Marketing and Human Resources organizations.

We refer to these individuals as our “named executive officers.”

Goals of Our Compensation Program

Our compensation program is intended to support our strategic goals, to provide all of our executive officers with a comprehensive compensation package that will motivate them to drive both short-term and long-term business success and to allow us to attract, retain and reward talented individuals to lead the business.

In light of these objectives, we utilized the following guidelines in designing our compensation program for executive officers:

•	We should have base salaries and employee benefit programs that are competitive with the programs offered by companies with which we compete for executive talent.

•

We should provide executives with the opportunity to earn short-term cash incentives based primarily on our achievement of corporate financial, strategic and operational goals. Typically, the strategic and operational goals are intended to help drive our longer-term performance and include, for example, obtaining design wins and meeting product development deadlines. In addition, because more senior executives have a greater ability to have an impact on company performance, we believe a greater percentage of their total cash compensation should depend on achieving performance goals. We believe our chief executive officer can have the greatest impact on our performance, and accordingly, he has a higher percentage of his total cash compensation opportunity in the form of annual bonus than the other executive officers.

•

We should offer equity-based opportunities that provide long-term incentives for creating additional stockholder value. We believe that offering our executive officers the ability to realize value from increases in the market price of our shares through equity awards, including equity awards that will not pay out unless the company meets financial performance tests, aligns the interests of our executive officers with the long-term interests of our stockholders. Equity compensation forms a significant portion of the compensation package we offer our executive officers.

Role of the Compensation Committee and Management

The Compensation Committee of our Board of Directors is responsible for the compensation of our executive officers. It considers executive compensation over several months, at a number of committee meetings, attempting to set pay at levels it considers fair and appropriate given the markets in which we compete for executive talent, the goals of our compensation program and our business and operating performance.

The committee establishes our overall executive compensation strategy and administers our executive officer compensation program. It evaluates the performance of our executive officers and sets all aspects of their compensation. The committee performs this function with respect to our Chief Executive Officer along with the other independent members of the board. The committee obtains advice from an outside consultant, receives information from our Human Resources organization and, for officers other than our Chief Executive Officer, advice and recommendations from our Chief Executive Officer.

Compensation Consultant

The committee has an outside consultant, Exequity, LLP, that advises it and provides data on executive compensation issues. Exequity has been the committee’s consultant since 2010. Exequity does not work for the company in any capacity other than as an advisor to the Compensation Committee. The committee has not identified any conflicts of interest with Exequity’s work. At the committee’s request, Exequity performed the following assignments in connection with 2012 executive compensation actions:

•

Provided comparisons of our executive compensation packages with those of peer companies, including information about incentive plan metrics, as well as information about company stock price and financial performance.

•	Advised the committee on the design of short-term and long-term incentive plans.

•

Provided an analysis showing the relationship between Chief Executive Officer pay and company performance at LSI and peer companies. The analysis included information about compensation opportunity and realizable pay.

•	Discussed with the committee materials prepared by management.

Our Benchmarking Practices

The committee reviews compensation information from other companies to assist it in making compensation decisions for executive officers, to compare LSI’s compensation to that of other companies with whom we may compete for executive talent.

For 2012 compensation decisions, the committee reviewed data from the following sources.

•	Proxy statements for a compensation peer group. We refer to this source as the “proxy peer data.”

•

Data for similar positions at technology companies in Northern California with annual revenues over $1 billion that participated in The Radford Executive Survey. We refer to this source as the “Radford Northern California data.”

The following chart shows for each named executive officer the compensation data considered by the committee, as well as the primary data used for benchmarking purposes.

Compensation Benchmarking Data

Name	Proxy peer data	Radford Northern California data
Abhijit Y. Talwalkar	CEO (primary)	CEO
D. Jeffrey Richardson	Second highest paid (Primary)	Not considered
Bryon Look	CFO (primary) Third highest paid	CFO
Jean F. Rankin	Fourth highest paid	Senior legal officer (primary)
Gautam Srivastava	Fifth highest paid	Senior human resources officer and senior marketing officer; average of the two was primary

The committee used Radford Northern California data as the primary benchmark for Ms. Rankin and Mr. Srivastava because the proxy peer data did not include enough data for individuals with comparable positions.

Our intention is to use the same compensation peer group for several years. Because we sold our external storage systems business in 2011, we reconstituted our compensation peer group for 2012. We increased the representation of companies that, like LSI, are fabless semiconductor companies. Because of the limited number of fabless semiconductor companies with revenues reasonably close to ours, we also included a number of semiconductor foundries and semiconductor equipment companies, which are in businesses that are related to ours. The 2012 peer group consists of 19 companies that had revenues within a reasonable range of what we expected our revenues to be after the sale of the external storage systems business. We also believed that the peer group was large enough that it would provide meaningful data, even if a few peers were acquired.

The peer group used for 2012 compensation decisions consisted of:

Advanced Micro Devices, Inc.	KLA-Tencor Corporation
Altera Corporation	Lam Research Corporation
Analog Devices, Inc.	Linear Technology Corporation
Atmel Corporation	Marvell Technology Group Ltd.
Avago Technologies Limited	MEMC Electronic Materials, Inc.
Broadcom Corporation	NVIDIA Corporation
Cypress Semiconductor Corporation	ON Semiconductor Corporation
Fairchild Semiconductor International	PMC-Sierra, Inc.
International Rectifier Corporation	Xilinx, Inc.
Intersil Corporation

The peer group used for 2011 compensation decisions consisted of:

Advanced Micro Devices, Inc.	MEMC Electronic Materials, Inc.
Altera Corporation	National Semiconductor Corporation
Amkor Technology, Inc.	NetApp, Inc.
Analog Devices, Inc.	NVIDIA Corporation
Atmel Corporation	ON Semiconductor Corporation
Broadcom Corporation	Sandisk Corporation
Fairchild Semiconductor International	Spansion Inc.(1)
International Rectifier Corporation	Western Digital Corporation
Marvell Technology Group Ltd.	Xilinx, Inc.

(1)	For 2011 compensation decisions, the committee was not able to review compensation information from Spansion because that company had not filed with the Securities and Exchange Commission a proxy statement including the relevant information.

At the end of the proxy statement, you can find a list of the companies included in this year’s Radford Northern California group and in the Radford Northern California group that the committee used last year.

The committee reviewed compensation information for base salary, actual bonus, target bonus, total cash opportunity and long-term compensation, as well as total compensation.

Compensation Elements

Our executive officer compensation program includes the following types of pay:

•	Base salary.

•	Bonus incentives.

•	Equity incentives.

•	Severance benefits.

•	An allowance in lieu of executive perquisites.

•	Other benefits generally available to all of our employees.

Except for benefits available to employees generally, the Compensation Committee reviews each element of executive compensation separately and total compensation as a whole. The committee determines the appropriate mix of elements with a view to rewarding individual and company performance and to ensuring that, with respect to base salary, target bonus and equity compensation, we remain competitive with the executive officer compensation practices of our peers. The committee also reviews tally sheets that list the value of each major element of compensation that we pay to each of our executive officers in a year, as well as information about historical equity grants and potential gains at various stock prices.

In determining the extent of the use and the weight of each element of compensation, the committee considers the effect and importance of each element in meeting our compensation objectives. For example, base salary and generally available benefits allow us to remain competitive in the marketplace in order to continue to attract top talent. We typically structure our bonus incentives to reward executive officers for achieving corporate and organizational performance goals.

Cash Compensation

We typically set base salaries and target bonus percentages for individual executive officers when we hire them or when we promote them from other positions at the company. We review base salaries and target bonus percentages annually and at other times if individual circumstances make doing so appropriate. Circumstances under which we might make changes include:

•	When an individual’s role in the company changes and they have more or less responsibility or have more or less potential to affect our results.

•	When doing so maintains what we believe are appropriate relationships between the compensation provided to different LSI executive officers.

•	When we believe doing so is necessary for retention reasons.

•	When market data indicates that we are not compensating an individual competitively.

Our bonus program uses non-GAAP operating income to determine how much funding we provide for employee bonuses. We believe use of this measure balances the goals of increasing revenue and improving operating results. Non-GAAP operating income and non-GAAP operating income as a percentage of revenue are principal measures we use to evaluate the performance of our business. We reduce the risk that expenses are reduced to levels that threaten future performance by including operational metrics related to development of future products and customer satisfaction and by including a revenue threshold test in our long-term, performance-based restricted stock unit awards.

Non-GAAP operating income excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value and gain or loss on the sale or write-down of investments.

Equity Compensation

Our equity incentives include stock options and restricted stock units that are multi-year awards intended to provide incentives to our executive officers to increase stockholder value and to continue to serve as an employee of LSI at least until their options become exercisable or their restricted stock units vest.

In 2012, we awarded stock options and two types of restricted stock units to our named executive officers. The stock options have a seven-year term assuming continued employment and become exercisable at the rate of 25% per year. The performance-based restricted stock units vest in three years, but only if we meet two performance tests, and if the individual stays with the company. The time-based restricted stock units vest at the rate of one quarter per year for four years if the individual stays with the company.

We believe that the use of time-based restricted stock units in addition to stock options and performance-based restricted stock units helps further our retention goals by encouraging our executive officers to remain with the company and fully execute our design win and customer focus strategies. These strategies generally take a number of years to be fully implemented and reflected in our financial performance.

In 2012, the committee selected a dollar value that it intended to award each named executive officer in the form of equity compensation and allocated that amount to different forms of equity awards as follows:

•	50% as a stock option.

•	25% as performance-based restricted stock units.

•	25% as time-based restricted stock units.

Compared to 2011, the committee shifted 10% of the total equity compensation value from stock options to time-based restricted stock units in an effort to reduce the total share usage for our stock plans.

We typically grant equity awards to employees broadly in early March of each year. We make other grants during the year principally for new hires, for retention and in connection with promotions. We generally make these other grants at the beginning of each month and at regularly scheduled board meetings. We do not decide when to make equity grants based on our plans for the public release of material information and do not time our release of material information to the public based on when we make equity grants.

The committee may take action to grant awards on a future date. In the context of our annual equity grant program, this enables all employees, including our executive officers, to have the same grant date for equity awards that are part of that program. Under that program, awards for different groups of employees are typically approved on different days, but all awards have the same grant date.

In determining levels of executive compensation, the committee reviews and considers existing equity awards, but does not have a formal policy concerning the impact of grants made in the past on future compensation.

Severance Benefits

We believe that reasonable severance arrangements can be beneficial both for executive officers and for the company. By providing some post-employment monetary security, these arrangements enable employees to focus more energy on the company’s business, particularly in times of uncertainty. Having a pre-determined amount of compensation that an executive officer will receive following a termination of employment may also reduce the amount of cost and effort we must expend in individual negotiations. You can find a description of our severance programs below under “Change-in-Control and Termination Arrangements.”

Allowance in lieu of executive perquisites

Before 2009, we provided our executive officers with a number of executive perquisites. In 2009, we replaced these benefits with a cash payment to reduce the burden of administering individual programs while providing our executives the flexibility to use the money for those services that are most important to them. The amount of the payment is $25,000 per year for our Chief Executive Officer and $20,000 per year for each of the other executive officers.

Company-wide Benefits

Our executive officers also are eligible to participate in the health and welfare programs that we make available to our employees generally, although with higher benefit levels in the case of life insurance and accidental death and dismemberment insurance. They can also participate in our 401(k) program and our employee stock purchase plan on the same terms as other employees.

Analysis of Compensation Risk

We have considered our compensation programs and policies for employees and do not believe that they are reasonably likely to have a material adverse effect on the company.

2012 Compensation Decisions

Overview

In 2012, we targeted total compensation opportunity, including base salary, target bonus percentage and equity compensation, in the third quartile, that is between the 50th and 75th percentiles, of the relevant peer group, in order to provide a competitive compensation opportunity to attract and retain talented individuals as senior managers of the company and to recognize the difficulty of achieving the goals in some of our incentive plans. To the extent that we do not attain our operating goals or our stock price does not increase, our executive officers may not achieve payouts in the third quartile. While we also targeted individual compensation elements in the same range, individual elements may vary based on factors such as: an assessment of the individual’s performance, the level of other pay elements, retention concerns, experience, succession planning considerations and what was negotiated when the individual initially joined the company. We set Mr. Richardson’s base salary and target bonus opportunity above the 75th percentile of second highest paid executive officers because most members of our compensation peer group did not have a chief operating officer and we believed that his responsibilities and ability to have an impact on our business generally exceeded those of the second highest paid executive officer at those companies.

Following the base salary adjustments described below, the committee believed that the compensation packages it awarded in February 2012 to the named executive officers had the following absolute values and were all in the third quartile of the pay packages awarded by the relevant peer companies.

Total Pay Opportunity for 2012

Name	Target total pay opportunity ($)(1)
Abhijit Y. Talwalkar	6,380,000
D. Jeffrey Richardson	3,450,000
Bryon Look	2,650,000
Jean F. Rankin	1,985,000
Gautam Srivastava	1,950,000

(1)	Target total pay opportunity includes base salary, bonus assuming payment at target and the value of equity awards granted. For several reasons, including the complexity of valuing our performance-based restricted stock units for financial reporting purposes, the committee assigned each performance-based restricted stock unit award a value equal to the target number of restricted stock units awarded multiplied by our closing stock price on the date of grant.

The amounts shown in the table above represent an estimate of what the named executive officers might earn, not actual cash payments we have made or may make to them. The actual amount they will earn could be more or less than the amounts shown and will depend on company performance, whether the named executive officers remain with the company and, in the case of equity awards, our future stock price.

The following chart shows a break-out of how Mr. Talwalkar’s total pay opportunity was divided into different forms of compensation and shows a comparison of his pay at risk based on company performance (everything other than base salary) and his pay that is not at risk (base salary).

Base Salary

The following table provides information about the base salaries of our named executive officers.

Base Salary Changes in 2012

Name	Annual Base Salary at 12/31/2011 ($)	Annual Base Salary at 12/31/2012 ($)	Change ($)
Abhijit Y. Talwalkar	800,000	800,000	—
D. Jeffrey Richardson	500,000	500,000	—
Bryon Look	440,000	450,000	10,000
Jean F. Rankin	385,000	420,000	35,000
Gautam Srivastava	370,000	400,000	30,000

The committee evaluated the base salaries of the named executive officers in February 2012, at which time it increased the base salaries of Messrs. Look and Srivastava and Ms. Rankin based on its evaluation of peer company data and noting the fact that Mr. Look had not received an increase in two and a half years.

The committee did not change the base salary of Mr. Talwalkar or Mr. Richardson in 2012.

Bonus Incentives

The following table provides information about the target bonus for each of our named executive officers. The target bonus percentages shown are percentages of base salary.

Target Bonus Percentages for 2012

Name	Target Bonus (%)
Abhijit Y. Talwalkar	135
D. Jeffrey Richardson	110
Bryon Look	100
Jean F. Rankin	75
Gautam Srivastava	75

The committee reviewed the target bonus percentages for each of the named executive officers in February 2012. At that time, it increased Mr. Talwalkar’s target bonus percentage from 125% of base salary to 135%, which was slightly below the 50th percentile of the compensation peer group. The committee noted that Mr. Richardson had assumed more responsibility than had been anticipated when he was appointed Chief Operating Officer and increased Mr. Richardson’s target bonus percentage from 100% to 110%. The committee did not change the target bonus percentages of Messrs. Look and Srivastava or Ms. Rankin in 2012.

The committee established a bonus program for all employees in February 2012. Under that program, no bonuses would be paid unless our non-GAAP operating income was at least $250 million. If that threshold was met, the program provided that individual bonuses would be based on both company and individual performance.

The program provided funding for bonuses according to the following table:

If non-GAAP operating income is:	Then the bonus pool will be calculated as follows:
Less than $250 million	No bonus pool

$250 million – $447 million	13% of non-GAAP operating income minus $16.13 million

More than $447 million	$41.98 million plus 20% of non-GAAP operating income in excess of $447 million

The program capped the bonus that could be earned by any executive officer at an amount equal to twice the officer’s target bonus.

At the time the 2012 program was established, the Board-approved plan for 2012 estimated that non-GAAP operating income would be approximately $447 million. At that level of non-GAAP operating income, we estimated that the bonus pool available for employees would be close to 100% of the sum of their target bonuses. Our actual non-GAAP operating income for 2012 was $429 million. Bonuses for our two top performing tiers of employees, approximately 38% of the plan participants, typically ranged from 115% to 130% and 85% to 105% of their target bonus. For the named executive officers, 70% of their target bonus opportunity was based on company financial performance and 30% was based on individual performance. Each named executive officer’s final bonus was thus determined pursuant to the following formula:

Bonus =	(Base salary x target bonus percentage) x (0.7 x company performance factor + 0.3 x individual performance factor)

The company performance factor for all eligible employees was 94%. The committee also set specific operational and strategic goals for the named executive officers that would be considered in determining their individual performance factors. These goals were intended to focus management on actions that would drive performance in areas that the committee believed were critical to our short-term and long-term business success. The committee believed that achieving the goals would require significant effort during the year and achievement was not assured. Those goals, along with the company’s performance against those goals, are described below.

•	Deliver financial performance for 2012 that exceeded the business model we had established before selling our external storage systems business and position the company for further improvement.

•

Partially achieved. We exceeded our prior business model for non-GAAP operating margin for the whole year. We did not, however, achieve our goal for the second half of the year as a result of general economic weakness.

•	Execute LSI’s strategy to develop new business areas that could provide for future revenue growth.

•	Achieved. We completed the acquisition of SandForce, which provided a foundation for our flash memory business and launched new, Nytro and Syncro product lines.

•	Deliver improved business performance in our networking business.

•	Partially achieved. We won new business with our Axxia products, but did not achieve of our revenue goals because of weak capital spending by wireless communication carriers.

•	Provide high-quality customer service and product quality.

•	Partially achieved. We increased our focus on product quality in 2012 and were able to reduce quality concerns as the year progressed.

•	Improve LSI’s standing in the industry and with other key constituents.

•	Achieved. Through our customer forum and marketing activities, we able to increase awareness of LSI and its technical capabilities among customers and other constituents.

•	Improve organizational competence and efficiency.

•	Achieved. We continued our focus on developing our employees’ competencies and carefully managed our expenses.

In order to encourage the named executive officers to work together for the good of the company and its stockholders, the committee determined the company’s overall performance on these goals and used that evaluation to determine each named executive officer’s bonus, rather than determining individual bonuses by focusing on different goals. The committee considered our performance on these goals as a whole and did not assign a specific value or weight to any individual goal. It believed that the level of achievement reflected good performance in a difficult economy and excellent progress on strategic actions that could drive long-term business success. As a result, it awarded each named executive officer a bonus equal to approximately 114% of their target bonus.

The following table shows the bonuses we paid to our named executive officers for 2012.

Bonuses for 2012

Name	Bonus ($)
Abhijit Y. Talwalkar	1,230,221
D. Jeffrey Richardson	626,502
Bryon Look	512,592
Jean F. Rankin	358,815
Gautam Srivastava	341,728

Equity Awards

The following table provides information about the value in the form of equity awards that the committee awarded in 2012 to our named executive officers.

Equity Awards in 2012

Name	Stock options ($)	Performance-based restricted stock units ($)(1)	Time-based restricted stock units ($)	Approximate value of equity awards ($)(1)
Abhijit Y. Talwalkar	2,250,000	1,125,000	1,125,000	4,500,000
D. Jeffrey Richardson	1,200,000	600,000	600,000	2,400,000
Bryon Look	875,000	437,500	437,500	1,750,000
Jean F. Rankin	625,000	312,500	312,500	1,250,000
Gautam Srivastava	625,000	312,500	312,500	1,250,000

(1)	Performance-based restricted stock unit value was converted to a number of shares using the methodology described below, which was viewed as reasonable by the committee, but which differs from the methodology later used to value these awards for financial reporting purposes.

The committee reduced the amount of equity compensation awarded to Messrs. Talwalkar and Look in 2012 from 2011 levels because competitive data suggested that a lower level was appropriate. The committee awarded Ms. Rankin more equity compensation than in 2011 to maintain a position in the third quartile of the relevant peer group. The committee awarded Mr. Srivastava significantly more equity compensation in 2012 than in 2011 because he had taken on the additional responsibility of leading our marketing organization and to bring his equity compensation into the third quartile of the relevant peer group.

The stock options shown in the table have a seven-year term and become exercisable at the rate of 25% per year. The time-based restricted stock units also vest at the rate of 25% per year. The performance-based restricted stock units will vest after three years if the two performance tests described below are met.

In 2012, we determined for each executive officer the dollar amount that we wanted to award to that individual in the form of equity awards. That amount is shown in the column “Approximate value of equity awards” in the table above. The committee determined to award 50% of that value in the form of stock options, 25% in the form of performance-based restricted stock units and 25% in the form of time-based restricted stock units. The number of shares subject to each award was determined as follows:

Stock options:    We divided 50% of the total amount shown in the table by the value for financial reporting purposes of a stock option to purchase one share.

Performance-based restricted stock units.    We divided 25% of the total amount shown in the table by our closing stock price on the grant date to obtain the target number of performance-based restricted stock units.

Time-based restricted stock units.    We divided 25% of the total amount shown in the table by our closing stock price on the grant date.

The performance-based restricted stock units will vest in three years, but only if, over a three-year performance period, the percentage change in our revenue and the percentage change in our adjusted operating income, each relative to that of the companies in our compensation peer group, are at least equal to the thresholds described below. If the two thresholds are met, the number of performance-based restricted stock units that will vest will vary based on the level of our adjusted operating income performance, but cannot exceed twice the target number of restricted stock units. Adjusted operating income for this purpose is computed as GAAP operating income, excluding the impact of stock-based compensation, amortization of intangibles and restructuring charges.

The committee chose to measure our performance against our peers so that the level of payout from these awards would depend on how well we performed compared to our peers. The committee chose revenue and adjusted operating income as the tests because it believed that using both measures is more likely to lead to sustainable performance than either would individually by balancing the desire to increase revenue with the desire to increase profitability. The committee also believed that those measures are important to our investors. While the adjusted operating income metric is similar to the measure we use in our annual cash bonus program, the committee believed it appropriate to use that metric because at this point in our business cycle, improving profitability is one of our primary financial goals. The committee also felt that the use of the metric was different in the two programs. For the annual bonus program, the target was an absolute non-GAAP operating income amount based on our financial plan for the year. For the performance-based restricted stock unit program, the adjusted operating income metric is a relative performance metric, one that compares our performance against that of a peer group of companies.

The following table shows the number of performance-based restricted stock units that will vest at different levels of adjusted operating income performance, assuming the change in our revenue over the three-year performance period is at least at the 50th percentile of our compensation peer group. If our revenue performance is less than this level, none of the performance-based restricted stock units will vest.

Performance-Based Restricted Stock Unit Targets and Payouts

If LSI’s adjusted operating income growth is equal to or greater than the adjusted operating income growth of this percentage of the peer companies (%)	Multiply the target number of performance-based restricted stock units by the following percentage to determine how many restricted stock units vest (%)
Less than 35	0
35	50
60	100
75	200

The committee reduced the threshold level of adjusted operating income performance in the 2012 awards from the 50th percentile in the 2011 awards. When we first started awarding performance-based restricted stock units, the committee felt that our financial performance was significantly below that of our peers. With a low base, the committee did not want these awards to pay out unless our performance improved significantly compared to that of our peers. Now that we are performing better comparatively, it believes that a lower threshold is appropriate. We still require 60th percentile adjusted operating income performance in order for our executive officers to receive a target payout.

Other Compensation Matters

Relationship of Mr. Talwalkar’s Compensation to that of Other Executive Officers

Mr. Talwalkar’s salary, target bonus opportunity and equity awards are each greater than those of our other executive officers because the Compensation Committee believes that the Chief Executive Officer has the ability to make decisions and take actions that will have a significantly greater impact on the company’s performance than the decisions made and the actions taken by the other executive officers. The committee believes that there is an appropriate relationship between the compensation of Mr. Talwalkar and the other executive officers.

Last Year’s Advisory Vote on Executive Compensation

At last year’s annual meeting, our stockholders voted on our 2011 executive compensation. At the meeting, stockholders approved our executive compensation in an advisory vote, with approximately 83% of the shares for which a vote was cast for or against being voted FOR our executive compensation. The committee believed that some investors had concern that we paid higher bonuses than were earned under our bonus plan because of the unexpected impact of flooding in Thailand on the hard disk drive industry which in turn affected our financial performance. It also believed that some investors may have had concern with one-time compensation actions we took in 2011. While the committee believed it had acted in the best interests of the company, it noted these concerns and, based on the level of approval and the fact that these concerns related to non-recurring events and did not relate to the core structure of our compensation programs, did not believe that any changes in our executive compensation program were appropriate as a result of the vote.

Stock Ownership Guidelines

In 2010, we adopted stock ownership guidelines for our executive officers and members of our Board of Directors. Our Board believed that ownership of a meaningful amount of company stock would further align the interests of management and the Board with the interests of our stockholders. Under these guidelines, the individuals holding the positions listed below must achieve ownership of the number of shares shown by the later of March 2015 or five years from the date of appointment or election. Shares owned by an executive officer or an immediate family member, as well as one-half of time-based restricted stock units held by the executive officer, count toward the ownership requirement. Stock options and unvested performance-based restricted stock units do not count toward the ownership requirement. In 2012, we increased the number of shares the CEO must hold to 300,000 from 250,000.

Stock Ownership Guidelines

Position	Number of Shares
CEO	300,000
CFO or COO	80,000
Other Executive Officers	60,000
Members of the Board of Directors	20,000

At December 31, 2012, each of our named executive officers held enough shares to meet the ownership guidelines, other than Mr. Srivastava, who became an executive officer in mid-2011 and does not need to meet the guidelines until 2016.

We do not allow executive officers to hedge either outstanding equity awards they hold or LSI stock they hold.

Policy on Recoupment of Compensation

We have a policy under which we can require an executive officer to repay cash bonuses and equity awards if we must make a material restatement of our financial statements as a result of the individual’s intentional misconduct. We believe it is important for the company to have a contractual right to recover compensation in these situations and require executive officers to agree to this policy when we award them stock options.

Accounting and Tax Considerations

In designing our executive compensation programs, we consider the accounting and tax effects that each component of the program will or may have on the company and our executive officers. For incentive-based compensation, the Compensation Committee considers the desirability of having that compensation qualify for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code. That law provides that non-performance-based compensation in excess of $1 million paid to certain executive officers is not deductible by the company for tax purposes.

The Compensation Committee balances the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. As a result, the Compensation Committee has not adopted a policy that all compensation must be deductible. For example, the time-based restricted stock units we award require only continued employment in order to vest. These awards are not designed to qualify for this deduction because we believe that the uncertainty as to vesting that would result from making those awards require meeting a performance test in order to vest would substantially reduce the retention value of providing those awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of LSI has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

John H.F. Miner, Chairman

Richard S. Hill

Arun Netravali

Susan Whitney

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Abhijit Y. Talwalkar	2012	803,087	—	2,289,367	2,249,999	1,230,221	—	60,130	6,632,804
President and Chief	2011	800,010	272,832	803,400	2,721,940	677,168	—	51,005	5,326,355
Executive Officer	2010	803,087	—	551,000	1,489,875	843,000	—	49,313	3,736,275
D. Jeffrey Richardson	2012	501,934	—	1,220,988	1,199,998	626,502	—	45,899	3,595,321
Executive Vice President and Chief Operating Officer	2011	491,164	136,416	370,800	3,076,305	338,584	—	39,788	4,453,057
	2010	476,836	—	312,235	844,263	400,425	—	38,707	2,072,466

Bryon Look	2012	449,238	—	890,307	874,998	512,592	—	44,473	2,771,608
Executive Vice President, Chief Administrative Officer and Chief Financial Officer	2011	440,003	120,046	339,900	1,151,590	297,954	—	38,874	2,388,367
	2010	441,696	—	257,135	695,275	278,190	—	38,132	1,710,428

Jean F. Rankin	2012	413,012	—	635,931	624,998	358,815	202,819	43,052	2,278,627
Executive Vice President, General Counsel & Secretary	2011	383,566	78,780	143,067	484,715	195,532	105,614	37,678	1,428,952
	2010	358,740	—	183,665	496,625	233,933	165,878	36,225	1,475,066

Gautam Srivastava	2012	394,045	—	635,931	624,998	341,728	—	42,487	2,039,189
Senior Vice President,	2011	365,203	75,711	100,734	341,289	187,914	—	37,111	1,107,962
Corporate Marketing and Human Resources(4)

(1)	The amounts shown in this column reflect the grant date fair value of restricted stock units and stock options granted to the named individuals in the years indicated. You can find information about the assumptions we used in valuing stock options in note 4 to the financial statements included in our 2012 Annual Report on Form 10-K. Amounts shown in the “Stock Awards” column are for restricted stock unit awards. Time-based restricted stock units were valued using our closing stock price on the date of grant. The following table shows information about performance-based restricted stock units.

	Value included in Summary Compensation Table for performance-based RSUs ($)(a)			Grant date value of performance- based RSUs at maximum level of performance ($)
Name	2012	2011	2010	2012	2011	2010
Abhijit Y. Talwalkar	1,164,371	—	—	2,249,992	3,079,704	1,267,300
D. Jeffrey Richardson	620,996	—	—	1,199,992	1,421,400	718,135
Bryon Look	452,812	—	—	874,999	1,302,954	591,405
Jean F. Rankin	323,434	—	—	624,993	548,426	422,435
Gautam Srivastava	323,434	—	—	624,993	386,151	—

(a)	These valuations are consistent with our estimate as of the grant date of the future compensation expense related to these awards to be recognized in our financial statements. Depending on our actual performance, it is possible that we may recognize a different level of expense, but not more than the amount shown in the maximum column.

(2)	The amounts shown in this column are all attributable to the change in the actuarial value of Ms. Rankin’s accumulated benefit under our pension plans.

(3)	Included in the amounts shown for 2012 are amounts paid for life and accidental death and dismemberment insurance, a $150 15-year service recognition award for Mr. Look under our broad-based recognition program and a related $74 tax gross-up and the following amounts:

Name	Allowance in lieu of perquisites ($)	401(k) plan match and profit sharing ($)
Abhijit Y. Talwalkar	25,000	33,366
D. Jeffrey Richardson	20,000	24,135
Bryon Look	20,000	22,485
Jean F. Rankin	20,000	21,288
Gautam Srivastava	20,000	20,723

(4)	Mr. Srivastava became an executive officer in 2011.

Grants of Plan-Based Awards for 2012

Name	Grant Date	Date of Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Abhijit Y. Talwalkar	—	—	420,943	1,079,486	2,160,000
	3/1/12	2/10/12				65,943	131,887	263,774				1,164,371
	3/1/12	2/10/12							131,887			1,124,996
	3/1/12	2/10/12								774,873	8.53	2,249,999
D. Jeffrey Richardson	—	—	214,369	549,738	1,100,000
	3/1/12	2/9/12				35,169	70,339	140,679				620,996
	3/1/12	2/9/12							70,339			599,992
	3/1/12	2/9/12								413,265	8.53	1,199,998
Bryon Look	—	—	175,393	449,786	900,000
	3/1/12	2/9/12				25,644	51,289	102,579				452,812
	3/1/12	2/9/12							51,289			437,495
	3/1/12	2/9/12								301,339	8.53	874,998
Jean F. Rankin	—	—	122,775	314,850	630,000
	3/1/12	2/9/12				18,317	36,635	73,270				323,434
	3/1/12	2/9/12							36,635			312,497
	3/1/12	2/9/12								215,242	8.53	624,998
Gautam Srivastava	—	—	116,929	299,857	600,000
	3/1/12	2/9/12				18,317	36,635	73,270				323,434
	3/1/12	2/9/12							36,635			312,497
	3/1/12	2/9/12								215,242	8.53	624,998

(1)	These awards were established under the LSI Corporation Incentive Plan, as part of our 2012 bonus program. You can find a description of that program in the Compensation Discussion and Analysis section under the heading “2012 Compensation Decisions — Bonus Incentives.”

(2)	The amounts shown in these columns relate to performance-based restricted stock unit awards we granted under our 2003 Equity Incentive Plan. You can find a description of that program in the Compensation Discussion and Analysis section under the heading “2012 Compensation Decisions — Equity Awards.”

(3)	The amounts shown in this column represent time-based restricted stock units granted under our 2003 Equity Incentive Plan. These restricted stock units vest at the rate of 25% per year, beginning on the first anniversary of the grant date.

(4)	The amounts shown in this column represent stock options granted under our 2003 Equity Incentive Plan. These stock options have a seven-year term and become exercisable at the rate of 25% per year, beginning on the first anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End 2012

The following table provides information as of December 31, 2012, on the holdings of stock options and restricted stock units by the individuals listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Abhijit Y. Talwalkar	400,000	—		9.25	2/8/14	509,387	3,601,366	762,108	5,388,104
	1,500,000	—		5.04	3/1/15
	100,000	—		5.04	3/1/15
	1,425,000	475,000	(A)	2.90	3/1/16
	375,000	375,000	(B)	5.51	3/1/17
	325,000	975,000	(C)	6.18	3/1/18
	—	774,873	(D)	8.53	3/1/19
D. Jeffrey Richardson	150,000	—		9.39	2/8/13	274,006	1,937,222	370,679	2,620,701
	200,000	—		9.25	2/8/14
	500,000	—		5.04	3/1/15
	525,000	175,000	(A)	2.90	3/1/16
	212,500	212,500	(B)	5.51	3/1/17
	150,000	450,000	(C)	6.18	3/1/18
	—	667,556	(E)	7.49	5/11/18
	—	413,265	(D)	8.53	3/1/19
Bryon Look	150,000	—		9.39	2/8/13	223,206	1,578,066	313,413	2,215,830
	100,000	—		5.06	3/20/13
	200,000	—		9.25	2/8/14
	350,000	—		5.04	3/1/15
	450,000	150,000	(A)	2.90	3/1/16
	175,000	175,000	(B)	5.51	3/1/17
	137,500	412,500	(C)	6.18	3/1/18
	—	301,339	(D)	8.53	3/1/19
Jean F. Rankin	120,960	—		9.0926	11/30/13	147,332	1,041,637	162,012	1,145,425
	100,000	—		10.23	4/2/14
	175,000	—		5.04	3/1/15
	176,250	58,750		2.90	3/1/16
	125,000	125,000		5.51	3/1/17
	57,875	173,625		6.18	3/1/18
	—	215,242		8.53	3/1/19
Gautam Srivastava	—	56,250	(F)	5.09	8/6/16	137,610	972,903	135,754	959,781
	—	93,750	(B)	5.51	3/1/17
	—	122,250	(C)	6.18	3/1/18
	—	215,242	(D)	8.53	3/1/19

(1)	The following table contains additional information about the exercisability of stock options that were not completely exercisable at December 31, 2012. In order for shares to become exercisable as provided below, the holder of the stock option must remain an employee of LSI through the date on which the shares become exercisable.

Grant	Vesting Information
(A)	All shares became exercisable on 3/1/13.
(B)	One half of these shares become exercisable on each of 3/1/13 and 3/1/14.
(C)	One third of these shares become exercisable on each of 3/1/13, 3/1/14 and 3/1/15.
(D)	One quarter of these shares become exercisable on each of 3/1/13, 3/1/14, 3/1/15 and 3/1/16.
(E)	One quarter of these shares become exercisable on 5/11/14 and the remainder become exercisable on 5/11/15.
(F)	All shares become exercisable on 8/6/13.

(2)	The following table contains additional vesting information for time-based restricted stock units and performance-based restricted stock units for which the performance condition was subsequently determined to have been met as of December 31, 2012, in each case outstanding at December 31, 2012. In order for these restricted stock units to vest, the holder must remain employed by LSI through the vesting date.

Name	Shares vesting on
	3/1/13	4/1/13	8/20/13	3/1/14	3/1/15	3/1/16
Abhijit Y. Talwalkar	90,471	230,000	—	90,472	65,472	32,972
D. Jeffrey Richardson	46,751	130,333	—	46,752	32,585	17,585
Bryon Look	38,239	107,333	—	38,239	26,572	12,823
Jean F. Rankin	23,278	76,667	—	23,281	14,947	9,159
Gautam Srivastava	19,483	57,500	18,750	19,484	13,234	9,159

(3)	The amounts shown in these columns relate to performance RSUs we granted in 2011 and 2012. Through the end of 2012, our performance would have provided a payout on these awards at the maximum level. Pursuant to Securities and Exchange Commission rules, the information we are providing about these RSUs assumes the maximum level of performance is met. The following table provides information about the vesting of these awards. The actual number of performance RSUs that vest will depend on future company performance and whether the holder remains employed by LSI through the vesting date and may be different than the amounts shown below.

Name	Shares vesting April 1, 2014 (#)	Shares vesting April 1, 2015 (#)
Abhijit Y. Talwalkar	498,334	263,774
D. Jeffrey Richardson	230,000	140,679
Bryon Look	210,834	102,579
Jean F. Rankin	88,742	73,270
Gautam Srivastava	62,484	73,270

Option Exercises and Stock Vested in 2012

The following table summarizes information about stock options exercised and restricted stock units that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Abhijit Y. Talwalkar	4,000,000	5,982,423	57,500	490,475
D. Jeffrey Richardson	—	—	29,167	248,795
Bryon Look	300,000	530,699	25,417	216,807
Jean F. Rankin	216,000	386,996	14,120	120,444
Gautam Srivastava	200,125	470,061	29,075	234,135

Pension Benefits for 2012

In connection with our merger with Agere Systems in 2007, we assumed Agere’s pension plans. Ms. Rankin is a participant in Agere’s pension plans. The following table sets forth information about her participation in those plans as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Jean F. Rankin	Agere Systems Inc.	18.92	(1)	486,339	(2)	—
	Pension Plan
	Agere Systems Inc.	18.92	(1)	847,737	(3)	—
	Supplemental Pension Plan

(1)	The amount shown is Ms. Rankin’s years of service on April 6, 2009, when service-based accruals under the Agere Systems Inc. Pension Plan were discontinued. Ms. Rankin will continue to earn service credit for benefit eligibility and early retirement reduction purposes. Ms. Rankin’s actual total service as of December 31, 2012 was 22.67 years.

(2)	To compute this amount, we assumed that Ms. Rankin would retire at age 65 and then receive a monthly annuity from the plan. The present value of her benefit was calculated using an interest rate of 3.80% and the male and female annuitant mortality tables prescribed by the Pension Protection Act for 2012. No pre-retirement mortality was assumed.

(3)	To compute this amount, we assumed that Ms. Rankin would retire immediately and then receive a lump-sum payment from the plan. The Supplemental Pension Plan benefit has two components. The first component is an excess retirement benefit, which is based upon the service-based formula of the Agere Systems Inc. Pension Plan for pay in excess of the compensation limits under that plan. The second component is the minimum pension benefit in which Ms. Rankin became vested at age 50. The minimum pension benefit is offset by all other qualified and nonqualified defined benefit pension benefits. For purposes of converting Ms. Rankin’s excess retirement and net minimum retirement benefit into a lump sum form of payment, we used an interest rate of 8.25% and the unisex mortality table prescribed by the Pension Protection Act for lump sum distributions in 2012.

The Agere pension plans applicable to Ms. Rankin contain two programs, one in which benefits are based on years of service and compensation history and one that is an account balance program. Which program an employee participates in, and whether they participate in the plans at all, depends on the date the employee was hired.

Ms. Rankin participates in the service-based program. Under this program, a participant’s annual pension benefit is equal to 1.4% of the sum of the individual’s:

•

Average annual pay (base salary and annual bonus award) for the five years ending December 31, 1998, excluding the annual bonus award paid in December 1997, times the number of years of service prior to January 1, 1999;

•	Pay subsequent to December 31, 1998 and prior to April 6, 2009; and

•	Annual bonus award paid in December 1997.

The normal retirement age under the service-based program is 65. Participants can retire at any time with a reduced benefit. Participants who are at least age 50 with at least 15 years of service can retire with a subsidized early retirement benefit based on service and compensation history through December 31, 2004. A 3% reduction is applied to the benefits accrued through December 31, 2004 for each year that age plus total years of service at retirement is less than 75. At December 31, 2012, Ms. Rankin was eligible to retire under this provision.

Federal laws place limitations on compensation amounts that may be included under the Agere Systems Inc. Pension Plan. In 2009, the last year qualified accruals were earned, up to $245,000 in eligible base salary and bonus could be included in the calculation under the plan.

Compensation and benefit amounts that exceed the applicable federal limitations are taken into account, and pension amounts related to annual bonus awards payable to Ms. Rankin are paid, under the Agere Systems Inc. Supplemental Pension Plan. That plan is a non-contributory plan and has the same two programs and uses the same benefit formulas and eligibility rules as the Pension Plan. Pension amounts under the Pension Plan and Supplemental Pension Plan are not subject to reductions for social security benefits or other offset amounts.

The Supplemental Pension Plan also provides executive officers with minimum pensions. Eligible retired executive officers and surviving spouses may receive an annual minimum pension equal to 15% of the sum of final base salary plus target annual bonus. This minimum pension will be offset by other amounts received by plan participants under the Pension Plan and Supplemental Pension Plan. At December 31, 2012, Ms. Rankin was eligible to retire and receive this benefit.

Change-in-Control and Termination Arrangements

We have two policies that provide severance benefits for executive officers. The LSI Corporation Severance Policy for Executive Officers – Non-Change-in-Control Program applies when a change in control for purposes of Section 409A of the Internal Revenue Code has not occurred. The LSI Corporation Severance Policy for Executive Officers – Change-in-Control Program applies when a change in control has occurred within a specified period of time before an executive officer leaves the company.

Benefits When a Change in Control has not Occurred

If an executive officer’s employment is terminated other than for cause (as defined below) and no change in control has occurred within the preceding 18 months, in the case of our chief executive officer, or 12 months, in the case of other executive officers, then pursuant to the Non-Change-in-Control Program, the individual will be entitled to receive from LSI the following if the individual timely executes a separation agreement:

•	Payments equal to:

•	In the case of the President and Chief Executive Officer, 1.5 times the sum of (i) his or her base salary plus (ii) his or her average annualized cash bonus for the most recent three years.

•	In the case of the Chief Operating Officer, 2 times his or her base salary.

•	In the case of all other executive officers, 1.75 times his or her base salary.

•

In the case of the President and Chief Executive Officer, immediate vesting of all outstanding equity awards, other than those with performance-based vesting, that would have vested by the 18-month anniversary of the termination date, with any awards having annual vesting being deemed to have monthly vesting for this purpose.

•	Reimbursement for a period of 18 months, in the case of the President and Chief Executive Officer, and 12 months for other executive officers, of COBRA health insurance costs.

The payments described in the first bullet above will be made in 12 monthly installments beginning the month after the executive officer leaves the company. If necessary for the payments to come within the “short-term deferral” rule of Section 409A of the Internal Revenue Code, the payments will be made in a smaller number of installments.

Benefits When a Change in Control has Occurred

If a change in control has occurred within the time periods set forth above, then pursuant to the Change-in-Control Program, an executive officer whose employment is terminated other than for cause or who terminates his or her employment for “good reason” (as defined below) will be entitled to receive from LSI the following if the individual timely executes a separation agreement:

•	A lump sum amount equal to:

•	In the case of the President and Chief Executive Officer, 2.75 times the sum of (i) his or her base salary plus (ii) his or her target bonus.

•	In the case of other executive officers, 2 times the sum of (i) his or her base salary plus (ii) his or her target bonus.

•	Immediate vesting of all outstanding equity awards.

•	Reimbursement of COBRA health insurance costs for a period of 18 months.

If the executive officer’s severance payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the severance payments will be reduced to the greater of:

(a)	The largest portion of the payments that would not be subject to the excise tax, or

(b)	The portion of the payments that results in the executive officer receiving the greatest amount on an after-tax basis.

Additional Terms and Definitions Applicable to Both Policies

The separation agreement must include a full release of claims, an agreement not to compete with LSI, an agreement not to solicit LSI’s employees and a non-disparagement agreement for the term of the severance period.

“Cause” is defined in the policies to mean an executive officer’s:

•	Material neglect (other than as a result of illness or disability) of his or her duties or responsibilities, or

•	Conduct (including action or failure to act) that is not in the best interest of, or is injurious to, LSI.

“Good reason” is defined in the Change-in-Control Program to mean the occurrence of any of the following events without the executive officer’s written consent:

•

A material reduction in the individual’s duties or responsibilities compared to those in effect immediately prior to the reduction, or the assignment to the individual of materially reduced duties or responsibilities.

•	A material reduction in the individual’s base salary.

•	A material relocation of the individual’s principal office, although a relocation of less than 50 miles from the individual’s then present office location will not be deemed material.

In order to claim a good reason termination, (a) the individual must notify the company of the event constituting good reason within 30 days of its initial occurrence, (b) the individual must assert a termination for good reason by written notice to the company within three months of the initial occurrence of the good reason, and (c) the company must have been given at least 30 days to cure the event that constitutes good reason and shall have failed to have done so.

The following table shows the potential payments that would have been made to Messrs. Talwalkar, Richardson, Look, and Srivastava and Ms. Rankin had a termination without cause occurred as of December 31, 2012, in each case unrelated to a change in control of LSI. On that date, LSI’s stock price was $7.07 per share.

Potential Payments Upon Termination Without Cause at December 31, 2012

Name	Cash Severance Payment ($)	Continuation of Health Insurance Benefits ($)	Value of Accelerated Stock Options ($)(1)	Value of Accelerated Restricted Stock Units ($)	Pension Payout ($)	Total ($)
Abhijit Y. Talwalkar	2,096,500	29,560	3,216,563	1,394,989	—	6,737,612
D. Jeffrey Richardson	1,000,000	19,707	—	—	—	1,019,707
Bryon Look	787,500	19,707	—	—	—	807,207
Jean F. Rankin	735,000	14,645	—	—	1,315,941	2,065,586
Gautam Srivastava	700,000	28	—	—	—	700,028

(1)	Represents the aggregate amount by which the accelerated stock options would be “in-the-money.”

The following table shows the potential payments that would have been made to Messrs. Talwalkar, Richardson, Look and Srivastava and Ms. Rankin had a termination without cause or for good reason occurred on December 31, 2012 and within the appropriate time period after a change in control of LSI.

Potential Payments Upon Termination Following a Change in Control at December 31, 2012

Name	Lump Sum Severance Payment ($)	Continuation of Health Insurance Benefits ($)	Value of Accelerated Stock Options ($)(1)	Value of Accelerated Restricted Stock Units ($)	Pension Payout ($)	Total ($)
Abhijit Y. Talwalkar	5,170,000	29,561	3,433,500	5,482,368	—	14,115,429
D. Jeffrey Richardson	2,100,000	29,561	1,461,750	2,786,846	—	6,378,157
Bryon Look	1,800,000	29,561	1,265,625	2,306,559	—	5,401,745
Jean F. Rankin	1,470,000	21,968	594,514	1,343,332	1,315,941	4,745,755
Gautam Srivastava	1,400,000	42	366,428	1,249,531	—	3,016,001

(1)	Represents the aggregate amount by which the accelerated stock options would be “in-the-money.”

If Ms. Rankin had resigned on December 31, 2012, she would have been eligible for an immediate single life annuity of $3,128 per month from the Agere Systems Inc. Pension Plan and an immediate lump sum payment of $847,737 from the Agere Systems Inc. Supplemental Pension Plan.

RELATED PERSONS TRANSACTION POLICY AND PROCEDURES

Our Board has adopted a written policy relating to approval of transactions with related persons. Under that policy, any transaction or series of transactions in which (a) LSI is a participant, (b) the amount involved exceeds $120,000 and (c) a director or executive officer of LSI or any person related to any such individual has or may have a material direct or indirect interest, must receive the prior approval of the Board of Directors, excluding any director who has the direct or indirect interest. For the purposes of our policy, a material direct or indirect interest is determined in accordance with the rules of the Securities and Exchange Commission concerning related-person transactions. Our policy provides that:

•

If a director or executive officer becomes aware that LSI is considering becoming a participant in a transaction in which that individual has or may have a material direct or indirect interest, then that person must advise our Corporate Secretary of the transaction.

•

Following receipt of a notification from a director or executive officer, the Board of Directors will gather as much information as possible about the proposed transaction and consider whether the proposed transaction is fair to LSI and whether there is any other reason why it may not be appropriate for LSI to enter into the transaction. The Board also may consider whether there are alternate transactions that LSI could pursue that could accomplish the same business purpose on similar terms to LSI. The person with the material interest should not be present during the consideration of the transaction unless requested by the Board of Directors.

•	The person with the material interest should not participate in the negotiation of the transaction by LSI, unless approved by that person’s supervisor or the Board of Directors.

•

In the event that a director or executive officer of LSI does not realize that a transaction is subject to our related-person transaction policy until after we have entered into the transaction, that individual must nevertheless follow the procedures set forth in the policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that, under the Securities and Exchange Commission’s rules for reporting of securities transactions by executive officers, directors and beneficial owners of more than 10% of our common stock, all required reports for 2012 under Section 16(a) of the Securities Exchange Act of 1934 were timely filed.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2014 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at LSI Corporation, 1320 Ridder Park Drive, San Jose, CA 95131:

•	Not later than November 28, 2013, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or

•

On or after January 12, 2014, and on or before February 11, 2014, if the proposal is submitted pursuant to our by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws and we are not required to include the proposal in our proxy materials.

March 28, 2013

Appendix-Peer Group Composition for Some Executive Compensation Benchmarking

Northern California technology companies with annual revenues greater than $1 billion in Radford Executive Survey – 2012 Compensation Decisions

Adobe Systems Incorporated

Agilent Technologies, Inc.

Altera Corporation

Apple Inc.

Applied Materials, Inc.

Atmel Corporation

Autodesk, Inc.

Avago Technologies Limited

Bio-Rad Laboratories, Inc.

Brocade Communications Systems, Inc.

Cisco Systems, Inc.

eBay Inc.

Electronic Arts Inc.

Equinix, Inc.

Flextronics International Ltd.

Google Inc.

Intel Corporation

Intuit Inc.

JDS Uniphase Corporation

Juniper Networks, Inc.

KLA-Tencor Corporation

Lam Research Corporation

Linear Technology Corporation

Logitech International S.A.

Marvell Technology Group Ltd.

Maxim Integrated Products, Inc.

McAfee, Inc.

McKesson Corporation

National Semiconductor Corporation

NetApp, Inc.

NVIDIA Corporation

NXP Semiconductors USA Inc.

Oracle Corporation

salesforce.com, inc.

SanDisk Corporation

Sanmina-SCI Corporation

SAP AG

Spansion Inc.

SunPower Corporation

Symantec Corporation

Synopsys, Inc.

Taiwan Semiconductor Manufacturing Company Limited

VMware, Inc.

Xilinx, Inc.

Yahoo! Inc.

Northern California technology companies with annual revenues greater than $1 billion in Radford Executive Survey – 2011 Compensation Decisions

Acer America Corporation

Activision Blizzard, Inc.

ADC Telecommunications, Inc.

Adobe Systems Incorporated

Agilent Technologies, Inc.

Alliance Data Systems Corporation

Altera Corporation

Amdocs Limited

Analog Devices, Inc.

AOL Inc.

ASML Holding N.V.

Atmel Corporation

Autodesk, Inc.

Avago Technologies Limited

Bell Microproducts Inc.

Bio-Rad Laboratories, Inc.

BMC Software, Inc.

Broadcom Corporation

Brocade Communications Systems, Inc.

CA, Inc.

Cadence Design Systems, Inc.

Citrix Systems, Inc.

CompuCom Systems, Inc.

E*TRADE Financial Corporation

EchoStar Technologies L.L.C.

Electronic Arts Inc.

Expedia, Inc.

Fairchild Semiconductor International, Inc.

General Atomic Electronic Systems, Inc.

Intuit Inc.

Itron, Inc.

JDS Uniphase Corporation

Juniper Networks, Inc.

KLA-Tencor Corporation

Lam Research Corporation

Lawrence Livermore National Security, LLC

Level 3 Communications, Inc.

Levi Strauss & Co.

Life Technologies Corporation

Logitech International S.A.

Marvell Technology Group Ltd.

Maxim Integrated Products, Inc.

McAfee, Inc.

Micron Technology, Inc.

Monster Worldwide, Inc.

National Semiconductor Corporation

NEC Corporation of America

NetApp, Inc.

Netflix, Inc.

NVIDIA Corporation

ON Semiconductor Corporation

PerkinElmer, Inc.

Polycom, Inc.

Quintiles Transnational Corp.

Sabre Holdings Corporation

salesforce.com, inc.

Sandia Corporation

SanDisk Corporation

Sony Computer Entertainment America LLC

Space Systems/Loral, Inc.

Spansion Inc.

SunPower Corporation

Sybase, Inc.

Synopsys, Inc.

Tellabs, Inc.

Teradyne, Inc.

Thales Communications, Inc.

Toshiba America Information Systems, Inc.

Trimble Navigation Limited

UTStarcom, Inc.

Varian Medical Systems, Inc.

VeriSign, Inc.

VMware, Inc.

Xilinx, Inc.

Zebra Technologies Corporation

LSI CORPORATION

2003 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1        Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Incentive Stock Options, Restricted Stock and Restricted Stock Units. The Plan was last amended on May 9, 2013.

1.2        Purpose of the Plan. The Plan is intended to attract, motivate, and retain employees of the Company and its Affiliates and Directors of the Company. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings:

2.1        “1934 Act” means the Securities Exchange Act of 1934. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3        “Applicable Laws” means the requirements relating to equity-based awards under U. S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4        “Award” means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, Restricted Stock and/or Restricted Stock Units.

2.5        “Award Agreement” means a written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.6        “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7        “Cash Flow” means, as to any Performance Period, the Company’s or a business unit’s sum of Profit plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

2.8        “Change in Control” means the occurrence of any of the following events:

    (a)        Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires beneficial ownership of stock of the Company that, together with other stock beneficially owned by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (a), the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

    (b)        Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

    (c)        Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this clause (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (c)(B)(3); provided, however, for purposes of this clause (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

    For purposes of this Section, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

    Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

2

2.9        “Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10      “Committee” means the committee appointed by the Board to administer the Plan.

2.11      “Company” means LSI Corporation, a Delaware corporation, or any successor thereto.

2.12      “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award as “performance-based compensation” under Section 162(m) of the Code.

2.13      “Director” means any individual who is a member of the Board of Directors of the Company.

2.14      “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee, in its discretion, from time to time; provided, however, that in the case of Incentive Stock Options, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. “Disabled” means an individual has a Disability.

2.15      “Earnings Per Share” means, as to any Performance Period, the Company’s earnings per share, determined in accordance with GAAP or such other basis determined by the Committee.

2.16      “Effective Date” means the most recent date on which the Plan was approved or amended by the stockholders of the Company.

2.17      “Employee” means any employee of the Company or of an Affiliate.

2.18      “Exchange/Repricing Program” means a program established by the Committee under which outstanding Awards are (a) amended to provide for a lower Exercise Price or (b) surrendered or cancelled in exchange for (i) Awards with a lower Exercise Price, (ii) a different type of Award, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange/Repricing Program does not include any action described in Sections 4.3, 9, 10.5 or 10.6.

2.19      “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.

2.20      “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the common stock is listed on an established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market (including any tier thereof) or the New York Stock Exchange, the closing price per Share on that date, or if the established stock exchange or national market system was not open for trading on that date, the closing price per Share on the nearest day on which the established stock exchange or national market system was open for trading before that date, in either case, as reported by The Wall Street Journal or such other service selected in the discretion of the Committee, (b) if the common stock is regularly quoted by a

3

recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the common stock on that date (or if no bid or asked prices were reported for that date, on the most recent trading day prior to that date for which such bid and asked prices were reported), as reported by The Wall Street Journal or such other service selected in the discretion of the Committee, or (c) in the absence of an established market for the common stock, as determined in good faith by the Board. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21      “Fiscal Year” means the fiscal year of the Company.

2.22      “GAAP” means generally accepted accounting principles in the United States.

2.23      “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date shall be no earlier than the date the Award is approved by the Committee.

2.24      “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to and does meet the requirements of Section 422 of the Code.

2.25      “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.26      “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to be an Incentive Stock Option.

2.27      “Operating Income” means as to any Performance Period, the Company’s operating income, determined in accordance with GAAP or such other basis determined by the Committee.

2.28      “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29      “Participant” means an Employee or Nonemployee Director who has an outstanding Award.

2.30      “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Award. As determined by the Committee, the Performance Goal(s) for any Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Earnings Per Share, (c) Operating Income, (d) Profit, (e) Return on Capital (f) Return on Equity, (g) Return on Sales, (h) Revenue and (i) Total Shareholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix); (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee may determine that any element(s) normally included in or excluded from the applicable measures shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants, whether or not such determinations result in any Performance Goal being measured on a basis other than GAAP.

4

2.31      “Performance Period” means the period, determined by the Committee in its sole discretion, during which any Performance Goals specified by the Committee with respect to an Award are to be measured.

2.32      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of specified levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion.

2.33      “Plan” means the LSI Corporation 2003 Equity Incentive Plan.

2.34      “Profit” means as to any Performance Period, the Company’s income, determined in accordance with GAAP or such other basis determined by the Committee.

2.35      “Restricted Stock” means Shares granted to a Participant pursuant to Section 6.

2.36      “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 7.

2.37      “Retirement” means a Termination of Service occurring on or after the earlier of (a) age sixty-five (65), or (b) age fifty-five (55) and the completion of ten (10) years of service with the Company or an Affiliate.

2.38      “Return on Capital” means, as to any Performance Period, Profit divided by average invested capital.

2.39      “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit divided by average shareholders’ equity, determined in accordance with GAAP or such other basis determined by the Committee.

2.40      “Return on Sales” means, as to any Performance Period, the percentage equal to Profit, divided by the Revenue.

2.41      “Revenue” means as to any Performance Period, the Company’s revenues determined in accordance with GAAP or such other basis determined by the Committee.

2.42      “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43      “Section 16 Person” means a person who, with respect to Shares, is subject to Section 16 of the 1934 Act.

5

2.44      “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

2.45      “Shares” means shares of common stock of the Company.

2.46      “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 8 is designated as an SAR.

2.47      “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the date hereof, a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.48      “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant or vesting of or issuance of Shares under an Award, the exercise of an option or a Stock Appreciation Right or the sale of Shares, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

2.49      “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.50      “Total Shareholder Return” means as to any Performance Period, the total return (based on change in share price and taking into account reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1        The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Nonemployee Directors. Unless otherwise determined by the Board, the “Committee” shall mean the Compensation Committee of the Board.

3.2        Authority of the Committee. The Committee shall have all powers and discretion necessary or desirable to administer the Plan and to control its operation, including, but not limited

6

to, the power to (a) determine which Employees and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or desirable to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, to satisfy applicable laws outside of the United States and/or for qualifying for favorable tax treatment under applicable laws outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee shall not have the authority to implement an Exchange/Repricing Program without the approval of the Company’s stockholders.

3.3        Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority, discretion and powers under the Plan to one or more Directors or employees of the Company; provided, however, that the Committee may not delegate its authority, discretion and powers with respect to the granting, amending or interpreting of Awards granted to Section 16 Persons.

3.4        Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1        Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan on or after the Effective Date shall be 20,000,000, no more than 15,000,000 of which may be used for Awards of Restricted Stock or Restricted Stock Units. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2        Lapsed Awards. If an Award, including an Award granted prior to the Effective Date, expires, terminates, is canceled or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares subject to an Award of Restricted Stock or Restricted Stock Units become available again under the Plan pursuant to the preceding sentence, then those Shares will also become available for Awards of Restricted Stock or Restricted Stock Units. Upon exercise of a Stock Appreciation Right settled in Shares, the total number of Shares subject to the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that have actually been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future Awards; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited, such Shares will become available for future Awards. Shares used to pay the taxes associated with, and/or Exercise Price of, an Award will not become available for future Awards. To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for

7

issuance under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, and subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will be 20,000,000 Shares.

4.3        Adjustments in Awards and Authorized Shares. In the event of any dividend (excluding any cash dividend other than an extraordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall appropriately adjust the number and class of Shares that may be made subject to Awards, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees or Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Employee or Director shall be granted Options covering more than 4,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2        Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3        Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

    5.3.1    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date.

    5.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

    5.3.3    Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than the Fair Market Value of a Share on the Grant Date.

8

5.4        Expiration of Options.

    5.4.1    Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

       (a) The date for termination of the Option set forth in the Award Agreement; or

       (b) The expiration of seven (7) years from the Grant Date.

    5.4.2    Committee Discretion. Subject to the limits of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options and, unless expressly determined otherwise by the Committee, to compliance with Section 409A).

5.5        Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6        Payment. Options shall be exercised by the Participant’s delivery of a notice of exercise to the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by, or irrevocably committing to arrangements acceptable to the Company providing for, full payment for the Shares and following such procedure as the Company may specify from time to time. The notice shall be given in the form and manner specified by the Company from time to time.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notice of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (which may be by deposit in an account maintained for the Participant at the Company’s designated broker), the Shares purchased.

9

5.7        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable securities laws in the U.S. or any other country, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8        Certain Additional Provisions for Incentive Stock Options.

    5.8.1    Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

    5.8.2    Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

    5.8.3    Eligible Grantees. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

    5.8.4    Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

    5.8.5    Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

SECTION 6

RESTRICTED STOCK

6.1        Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Employee or Director as Restricted Stock, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Employee or Director shall not exceed 1,000,000.

10

6.2        Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3        Transferability. Except as provided in this Section 6 or Sections 10.5 or 10.6, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

6.4        Other Restrictions. The Committee, in its sole discretion, may impose such restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

    6.4.1    General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and/or its affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal, state or country securities laws, or any other basis determined by the Committee in its discretion.

    6.4.2    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

    6.4.3    Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions thereon.

6.5        Removal of Restrictions. Except as otherwise provided in this Section 6, the Shares covered by a Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends placed under Section 6.4.3 on certificates representing the Restricted Stock for which the Period of Restriction has lapsed removed from his or her Share certificate, and the Shares shall be transferable by the Participant free of any restriction under the Plan. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or desirable to minimize administrative burdens on the Company.

11

6.6        Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

6.7        Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

6.8        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, any Restricted Stock for which restrictions have not lapsed shall be forfeited and, subject to Section 4.2, shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

RESTRICTED STOCK UNITS

7.1        Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Stock Units to be granted to each Employee or Director, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Employee or Director shall not exceed 1,000,000.

7.2        Value of RSUs. Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value thereof) on such date as is specified in the Award Agreement if the conditions specified in the Award Agreement are met.

7.3        Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4        Transferability. Except as provided in this Section 7 or Sections 10.5 or 10.6, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

7.5        Other Restrictions. The Committee, in its sole discretion, may impose such restrictions on Restricted Stock Units as it may deem advisable or appropriate.

    7.5.1    General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company or its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

    7.5.2    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

12

7.6        Earning Restricted Stock Units. After any applicable Performance Period and/or vesting period have ended and such Restricted Stock Units have otherwise become payable, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.

7.7        Form and Timing of Payment. Except as otherwise provided in this Section 7, or as may be required to comply with or avoid additional taxation to the Participant under Section 409A or as otherwise required by Applicable Laws, payment of earned Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 10.1). The Committee, in its sole discretion, may pay such earned Restricted Stock Units in cash, Shares, or a combination thereof.

7.8        Return of Restricted Stock Units to Company. On the date set forth in the Award Agreement, any unearned Restricted Stock Units shall be forfeited and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1        Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

    8.1.1    Number of Shares. The Committee, in its sole discretion, shall determine the number of SARs granted to any Employee or Director, provided that during any Fiscal Year, no Employee or Director shall be granted SARs covering more than a total of 4,000,000 Shares.

    8.1.2    Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share exercise price of less than the Fair Market Value of a Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

13

8.2        SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the numbers of SARs granted, the term of the SARs, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3        Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, Section 5.4 also shall apply to SARs.

8.4        Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a)        The Fair Market Value of a Share on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) minus the Exercise Price; times

    (b)        The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equal Fair Market Value on the date of exercise, or in some combination thereof. The Company shall make such payment as soon as administratively practicable following the SAR exercise.

SECTION 9

CHANGE IN CONTROL

9.1        Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Committee determines, which may include that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (the “Successor Corporation”). The Committee will not be required to treat all Awards similarly in the transaction.

    9.1.1    In the event that the Successor Corporation does not assume or substitute for a Participant’s Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are part of the Award, including Shares as to which the Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units that are part of the Award will lapse, and, if the Award has performance-based vesting, all Performance Goals or other performance-based vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a merger or Change in Control, the Committee will notify the Participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration Department for the Participant) that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

14

    9.1.2    For the purposes of this Section 9.1, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control:

    (a)        the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares);

    (b)        in the case of (i) an Option, (ii) a Stock Appreciation Right upon the exercise of which the Committee determines to pay cash, or (iii) a Restricted Stock Unit which the Committee can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by the holder of a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); or

    (c)        in the case of (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Unit, the common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

    9.1.3    Impact on Performance Goals. Notwithstanding anything in this Section 9.1 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a non-substantive modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

SECTION 10

MISCELLANEOUS

10.1      Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.

10.2      No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only except as may be provided by contract or applicable law.

10.3      Participation. No Employee or Director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

15

10.4      Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.5      Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that a Participant may, in a manner specified by the Committee, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets; provided, however, that the Participant may not transfer an Award if the transfer would, in the sole determination of the Committee, cause the Award to lose eligibility for registration under Form S-8 of the Securities Act of 1933, as amended. The transferability provisions provided in the preceding sentence shall be effective only if expressly determined by the Committee, and any transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.6      Beneficiary Designations. Notwithstanding any contrary provisions of Section 10.5, the Committee, in its sole discretion, may determine that a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate. The provisions of this Section 10.6 shall be effective only if expressly determined by the Committee.

10.7      No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant or beneficiary shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award, unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agent or registrar, and delivered to the Participant, or beneficiary, or its nominee.

10.8      Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as “performance-based compensation” under

16

Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted under Section 162(m). In determining the amounts earned by a Participant pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

10.9      Limitation on Awards to Nonemployee Directors. Notwithstanding any other provision of the Plan, during any Fiscal Year, no Nonemployee Director may be granted Awards with a grant date fair value (determined in accordance with GAAP) of more than $500,000. Any Awards granted to a Participant while an Employee shall not count for purposes of this limitation.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1      Duration of the Plan. The Plan shall remain effective until no further Shares are available for distribution pursuant to Awards. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 5, 2023.

11.2      Amendment, Suspension, or Termination. Notwithstanding Section 11.1, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of a Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

SECTION 12

TAX WITHHOLDING

12.1      Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award or the exercise or vesting of an Award or at such earlier time as any Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award.

12.2      Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, or (c) such other method(s) determined by the Committee and permitted by Applicable Laws. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income

17

tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1      Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3      Requirements of Law. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required and to the approval of counsel for the Company with respect to such compliance and/or approvals, and Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws, rules, regulations and approvals.

13.4      Section 409A. Unless otherwise specifically determined by the Committee, the Committee shall comply with Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10.1 and in taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Section 409A and Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, unless otherwise specifically determined by the Committee by reference to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or comply with the requirements of Section 409A and will be construed and interpreted in accordance with such intent, and any ambiguities or ambiguous terms herein or in any Award Agreement will be interpreted to be exempt or so comply.

13.5      Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

18

13.6      Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

13.7      Inability to Obtain Authority. The Company will not be required to issue Shares or permit the exercise of Awards pursuant to the Plan, and shall have no liability for its failure so to do, at any time when (a) those Shares or the Shares subject to those Awards are not listed on all stock exchanges on which Shares of the same class are then listed; (b) any registration or other qualification or rule compliance of the Shares under any state, federal or foreign law or under the rules or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, which the Committee will, in its absolute discretion, deem necessary or advisable, has not been obtained or completed; or (c) any approval or other clearance from any state, federal or foreign governmental agency, which the Committee will, in its absolute discretion, determine to be necessary or advisable has not been obtained.

13.8      Provisions Applicable to Options Held by Employees of a Subsidiary in China. Notwithstanding any contrary provision in the Plan or any Award Agreement for an Option, in the event of a Participant’s Termination of Service by reason of death or Disability, if the Participant is employed by a Subsidiary in China, then the Option shall remain exercisable until the earlier of the original expiration date of the Option and six months following the date of the Termination of Service.

19

LSI CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended May 15, 2013

1.        PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. The Plan has a Code Section 423(b) Component and an International Component. The Code Section 423(b) Component is set forth in this document and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The International Component may, but is not required to, qualify as an “employee stock purchase plan” under Section 423 of the Code.

2.        DEFINITIONS.

  (a)        “Board” means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.

  (b)        “Change in Control” means the occurrence of any of the following events:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the

Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

  (c)        “Code” means the Internal Revenue Code of 1986.

  (d)        “Code Section 423(b) Component” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

  (e)        “Common Stock” means the common stock of the Company.

  (f)        “Company” means LSI Corporation.

  (g)        “Compensation” means all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation.

  (h)        “Designated Subsidiary” means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  (i)        “Employee” means any individual who is an employee of an Employer for tax purposes and, for purposes of participation in the Code Section 423(b) Component, whose customary employment with the Employer is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Employer. Further, the employment relationship will be treated as continuing intact during the remainder of an Offering Period in which the individual is transferred, as described in Section 11, from the Company to a Subsidiary of the Company or from a Designated Subsidiary to the Company. Unless otherwise determined by the Board, where the period of leave exceeds three

2

(3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the start of such leave. The term “Employee” shall not include any independent contractors providing services to the Employer, regardless of the length of such service.

  (j)        “Employer” means the Company or any of its Designated Subsidiaries.

  (k)        “Enrollment Date” means the first day of each Offering Period, unless otherwise determined by the Board.

  (l)        “Exercise Date” means May 14 and November 14 of each year.

  (m)      “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price for such stock as quoted on such exchange or system for such date (or, if no closing sale price was reported for that date, on the most recent Trading Day prior to such date for which such closing sale price was reported), as reported by The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if no bids and asks were reported for such date, as applicable, on the most recent Trading Day prior to such date for which such bids and asks were reported), as reported by The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

  (n)        “International Component” means an employee stock purchase plan which may, but is not required to, meet the requirements set forth in Section 423(b) of the Code. The terms of the International Component are set forth in this document, the International Employee Stock Purchase Plan, and any other applicable Sub-Plan.

  (o)        “Offering” means an offer under this Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, unless the Board determines otherwise, the employees participating in the International Component will participate in a separate Offering from the Offering in which other Employees participate, even if the dates of the applicable Offering Period of each such Offering are identical. In addition, for purposes of this Plan, if the Board so determines, the Board may further designate

3

additional separate Offerings under the Plan and/or any Sub-Plan in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Period of each such Offering are identical.

  (p)        “Offering Period” means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan; except that no Offering Period may exceed a period of 27 months.

  (q)        “Plan” means this LSI Corporation Employee Stock Purchase Plan, which includes the Code Section 423(b) Component and the International Component.

  (r)        “Purchase Period” means the approximately six-month period commencing on the day following one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end on the next Exercise Date.

  (s)        “Purchase Price” means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the “New Shares”) are authorized for issuance hereunder by the Company’s stockholders (the “Authorization Date”) is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 19 and 20.

  (t)        “Reserves” means the number of shares of Common Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

  (u)        “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (v)        “Sub-Plan” means the International Employee Stock Purchase Plan or any other sub-plan established in accordance with Section 25(b).

  (w)       “Trading Day” means a day on which national stock exchanges are open for trading.

4

3.        ELIGIBILITY.

  (a)        Any Employee shall be eligible to participate in the Plan, subject to the requirements of Section 5 and, for Employees participating in the Code Section 423(b) Component, the limitations imposed by Section 423(b) of the Code. An Employee of a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan shall participate in the Code Section 423(b) Component. An Employee of a Designated Subsidiary that is also a Designated Non-U.S. Affiliate under the Sub-Plan shall participate in the International Component. Employees who are located outside the U.S. may be excluded from the Plan if their participation is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Code Section 423(b) Component to violate Section 423 of the Code.

  (b)        Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., become exercisable) at a rate which exceeds $25,000 worth of stock (determined using the Fair Market Value of the shares at the time each such option is granted) in any calendar year.

4.        OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5.        PARTICIPATION. An eligible Employee may become a participant in the Plan by enrolling in the manner prescribed by the Company’s Stock Administration office during an open enrollment period or such other period as may be provided by the Company’s Stock Administration office. An Employee’s participation will begin in the first Offering Period after the Employee’s enrollment is processed by the Company’s Stock Administration office.

6.        PAYROLL DEDUCTIONS.

  (a)        At the time a participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods in an amount not exceeding 15%, or such other rate as may be determined from time to time by the Board, of the Compensation which he or she receives on such payday. Payroll deductions for a participant will commence as soon as administratively practicable after the first Enrollment Date on or after the participant enrolls in the Plan.

5

  (b)        Participants may elect payroll deductions only in whole percentages of their Compensation.

  (c)        All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

  (d)        Unless otherwise determined by the Board, a participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) or may increase (but not above 15%) the rate of his or her payroll deductions in a manner prescribed by the Company’s Stock Administration office. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. Any change in rate shall be effective as soon as administratively feasible following the Company’s receipt of the new authorization. A participant’s election to participate in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

  (e)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan or if the participant’s accumulated payroll deductions during the current Purchase Period exceed the amount required to purchase the maximum number of shares such participant is entitled to purchase in such Purchase Period, a participant’s payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period.

  (f)        At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Employer’s federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company or the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.        GRANT OF OPTION.

  (a)        On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated for that Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 2,000 shares in any Purchase Period, provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering

6

Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

  (b)        To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

8.        EXERCISE OF OPTION.

  (a)        Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the participant will purchase the maximum number of full shares subject to the option that can be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. For this purpose, only payroll deductions from payroll dates that are more than three business days before an Exercise Date will be applied to the purchase of shares on that Exercise Date. Payroll deductions from payroll dates that occur on an Exercise Date or within three business days before an Exercise Date will be applied to the purchase of shares on the next following Exercise Date. In any event, no fractional shares will be purchased. Any payroll deductions accumulated in a participant’s account that are not used to purchase shares will be refunded to the participant following the purchase of shares, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

  (b)        If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.        DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of a participant’s option to be electronically credited to the participant’s brokerage account at the securities brokerage firm designated by the Company’s Stock Administration office.

7

10.      WITHDRAWAL; TERMINATION OF EMPLOYMENT.

  (a)        A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by withdrawing from the Plan in a manner prescribed by the Company’s Stock Administration office. After the participant’s withdrawal has become effective, all of the participant’s payroll deductions credited to his or her account will be paid to the participant no later than the second payroll after the withdrawal becomes effective, his or her option for the current Offering Period will be automatically canceled, and, as soon as administratively practicable, no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from the Plan, the Employee must re-enroll in the Plan in accordance with Section 5 in order to participate again.

  (b)        A participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any Offering Period which begins after such withdrawal.

11.      TERMINATION OF EMPLOYMENT; TRANSFER OF EMPLOYMENT.

  (a)        Upon a participant’s ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan under Section 10 and the contributions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

  (b)        In the event that an Employee of a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in that Sub-Plan is transferred and becomes an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate during an Offering Period under that Sub-Plan, such individual shall continue to be eligible to participate in that Sub-Plan for the duration of that Offering Period subject to the terms and conditions of that Sub-Plan.

  (c)        In the event that an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in the Code Section 423(b) Component is transferred and becomes an Employee of a Designated Non-U.S. Affiliate during an Offering Period in effect under the Code Section 423(b) Component, such individual shall continue to be eligible to participate in the Code Section 423(b) Component for the duration of that Offering Period subject to the terms and conditions of the Code Section 423(b) Component.

12.      INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

8

13.      STOCK.

  (a)        Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company’s Common Stock which shall be available for sale under the Plan after May 14, 2013 shall be 30,000,000.

  (b)        A participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised and the purchased shares deposited in the participant’s account.

14.      ADMINISTRATION.

  (a)        The Plan shall be administered by the Board. The Board may delegate some or all of its duties, rights, and authority under the Plan to a committee of members of the Board or to employees of the Company. The Board or its delegate shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its delegate shall, to the full extent permitted by law, be final and binding upon all parties.

  (b)        The Board or its delegate may adopt rules, procedures and/or sub-plans in accordance with the provisions of Section 25 designed for the purpose of satisfying applicable non-U.S. laws or to achieve desired tax or other objectives in particular locations outside the United States. Unless otherwise determined by the Board, the Employees eligible to participate in each such sub-plan will participate in a separate Offering. Such sub-plans may, but in the discretion of the Board need not, qualify as an “employee stock purchase plan” under Section 423 of the Code.

15.      PAYMENTS IN THE EVENT OF DEATH. In the event of the death of a participant, the Company shall deliver any cash in the participant’s account under the Plan to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably determine.

16.      TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

17.      USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

9

18.      REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be made available to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance to be refunded, if any.

19.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

  (a)        Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or if the Company effects one or more reorganizations, recapitalizations, or rights offerings; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

  (b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.

  (c)        Merger or Change in Control. In the event of a merger or Change in Control, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) prior to the New Exercise Date, that the Exercise Date

10

for the participant’s option has been changed to the New Exercise Date and that each participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.

20.      AMENDMENT OR TERMINATION.

  (a)        The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 and this Section 20, no such amendment will adversely affect options previously granted, provided, however, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. In addition, if the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which are not used to purchase shares of Common Stock will be returned to the participants as soon as administratively practicable. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required prior to the effectiveness of any amendment.

  (b)        Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and/or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

  (c)        In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

11

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv)	reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v)	reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.      NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company’s intranet, e-mail, or similar system will be deemed to be written notices under the Plan.

22.      CONDITIONS UPON ISSUANCE OF SHARES.

  (a)        Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  (b)        As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.      TERM OF PLAN. The Plan shall continue in effect until May 14, 2023, unless sooner terminated under Section 20.

24.      EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant’s employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.

12

25.      RULES FOR NON-U.S. JURISDICTIONS.

  (a)        Notwithstanding any provision to the contrary in the Plan, the Board may adopt such rules, procedures and/or sub-plans relating to the operation and administration of the Plan as it deems necessary or desirable to accommodate the specific requirements of local laws or procedures in jurisdictions outside of the United States and/or to enable participants to be eligible for favorable tax treatment in jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations or agreements to pay payroll, social insurance, fringe benefit or other taxes, withholding procedures and handling of stock certificates which vary by jurisdiction.

  (b)        The Board may also adopt rules, procedures and/or sub-plans applicable to particular Employers, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13(a) and 20, and the 27-month maximum Offering Period limitation provided under Section 2(p), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423 of the Code, the purchase of shares under such sub-plans shall not be considered to comply with Section 423 of the Code.

26.      GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

13

LSI CORPORATION

1110 AMERICAN PARKWAY NE ROOM 12K-301 ALLENTOWN, PA 18109

SCAN TO

VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com

To vote over the Internet, go to the website shown above or from a smart phone, scan the QR barcode above. Have your proxy card available when you access the website and follow the instructions to vote.

VOTE BY PHONE - 1-800-690-6903

To vote by phone, call the toll-free number shown above using a touch-tone telephone. Have your proxy card available when you call and follow the instructions provided.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on May 8, 2013. If you vote over the Internet or by telephone, you do not need to return your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52042-P33198

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LSI CORPORATION

ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR

each of the nominees named below. For Against Abstain

Nominees:

1a. Charles A. Haggerty

1b. Richard S. Hill

1c. John H.F. Miner

1d. Arun Netravali

1e. Charles C. Pope

1f. Gregorio Reyes

1g. Michael G. Strachan

1h. Abhijit Y. Talwalkar

1i. Susan M. Whitney

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date

DIRECTORS’ PROPOSALS

The Board of Directors recommends a vote FOR For Against Abstain

Proposals 2, 3, 4 and 5.

2. To ratify the Audit Committee’s selection of

PricewaterhouseCoopers LLP as our independent

auditors for 2013.

3. Advisory vote to approve our executive

compensation.

4. To approve our amended 2003 Equity Incentive Plan.

5. To approve our amended Employee Stock

Purchase Plan.

Please sign exactly as your name(s) appear(s) hereon and fill in the date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (Joint Owners)

Date

ADMISSION TICKET LSI CORPORATION

2013 ANNUAL MEETING OF STOCKHOLDERS

May 9, 2013

9:00 a.m. Pacific Daylight Time

LSI Corporation 1320 Ridder Park Drive San Jose, CA 95131

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

Directions:

From San Jose and Points South:

From Highway 880 North, exit onto Brokaw Road. Turn right on Brokaw Road. Move into the left lane. Turn left on Ridder Park Drive. We are the second building on the right. Enter the parking lot at the main entrance by the monument sign.

From San Francisco:

Take Route 101 South to Highway 880 North. Follow the directions “From San Jose and Points South” above.

From Oakland:

Take Highway 880 South and exit onto Brokaw Road. Turn left on Brokaw Road. Follow the directions “From San Jose and Points South” above.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

M52043-P33198

PROXY

2013 ANNUAL MEETING OF STOCKHOLDERS

May 9, 2013

9:00 a.m. Pacific Daylight Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS.

The shares of common stock of LSI Corporation you are entitled to vote at the 2013 Annual Meeting of Stockholders will be voted as you specify.

By signing this proxy, you revoke all prior proxies and appoint Abhijit Y. Talwalkar, Bryon Look and Jean F. Rankin, and each of them, with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the other side, as directed in this proxy and, in their discretion, on any other matters that may come before the Annual Meeting and all postponements and adjournments.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN IT IN THE ACCOMPANYING ENVELOPE.